      As filed with the Securities and Exchange Commission on July 7, 2003

                                                                                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                               Amendment No. 1 to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                          SIERRA HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                               88-0200415
(State or other jurisdiction                                 (I.R.S. Employer
     of incorporation or                                  Identification Number)
        organization)

                              2724 North Tenaya Way
                             Las Vegas, Nevada 89128
                                 (702) 242-7000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             ----------------------

                             Anthony M. Marlon, M.D.
                Chairman of the Board and Chief Executive Officer
                              2724 North Tenaya Way
                             Las Vegas, Nevada 89128
                                 (702) 242-7000
                (Name, address, including zip code, and telephone
          number, including area code, of agent for service of process)

                             ----------------------

                                   Copies to:
                            Stephen P. Farrell, Esq.
                         Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178
                               Tel: (212) 309-6000

                             ----------------------

Approximate date of commencement of proposed sale to the public: At such time or times after the  effective  date of this  Registration  Statement as the selling securityholders shall determine.

If the only securities  being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, as amended (the "Securities  Act"),  other than securities offered only in connection  with dividend or interest  reinvestment  plans,  check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration statement for the same offering. [ ]

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering. [ ]

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box. [ ]
                             ----------------------

                                                   CALCULATION OF REGISTRATION FEE
=======================================================================================================================================
    Title of Each Class of          Amount to be         Proposed Maximum            Proposed Maximum               Amount of
  Securities to be Registered        Registered       Offering Price Per Unit    Aggregate Offering Price        Registration Fee
-------------------------------- ------------------- -------------------------- --------------------------- ---------------------------

2 1/4% Senior Convertible            $115,000,000(1)              100%                  $115,000,000(1)                $9,304(2)
Debentures due 2023............

-------------------------------- ------------------- -------------------------- --------------------------- ---------------------------
Common Stock, par  value $.005          8,863,853(3)                -                          -                          -(4)
per share (and associated
stock purchase rights).........
=======================================================================================================================================

(1)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest.
(2)  Calculated pursuant to Section 6(b) of the Securities Act as follows:  Proposed maximum aggregate offering multiplied by .0000809.
(3)  This number represents the number of shares of common stock that are initially issuable upon conversion or payment of the 2 1/4%
     Senior Convertible Debentures due 2023 registered hereby at the rate of 54.6747 shares per $1,000 principal amount of the
     Debentures (equivalent to a conversion price of approximately $18.29 per share).  The rate is subject to adjustment upon the occurrence of stock dividends, stock splits and other events described in the indenture securing the debentures. Pursuant to Rule
     416 under the Securities Act, the amount to be registered includes an indeterminable number of shares of common stock that may become issuable upon conversion or payment of the Debentures as a result of such adjustments.  Each share of common stock will have attached thereto one preferred stock purchase right issued pursuant to the Registrant's Rights Agreement (subject to adjustment under the terms of the Rights Agreement).
(4)  No separate consideration will be received for the shares of common stock issuable upon conversion or payment of the Debentures and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

The Registrant  hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment which  specifically  states that this  Registration  Statement shall  thereafter  become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the  Registration  Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=======================================================================================================================================

PROSPECTUS

                   Subject to Completion, dated July 7, 2003

                                  $115,000,000
                  2 1/4% Senior Convertible Debentures due 2023
                       and Shares of Common Stock Issuable
                  Upon Conversion or Payment of the Debentures
                             ----------------------

     Sierra Health Services,  Inc. issued an aggregate of $115,000,000 principal amount  of its 2 1/4%  Senior  Convertible  Debentures  due  2023  in a  private placement  in March 2003.  Under this  prospectus,  the selling  securityholders named in this  prospectus or in prospectus  supplements may offer and sell their
Debentures and the shares of common stock issuable upon conversion or payment of their Debentures.

     The Debentures are our senior  unsecured  obligations and rank equally with all  of  our  other  senior  unsecured  debt.  The  Debentures  are  effectively subordinated to all our existing and future secured debt and to the indebtedness and other liabilities of our subsidiaries.

     The  Debentures  bear  interest at a rate of 2 1/4% per annum.  We will pay interest on the  Debentures on March 15 and September 15 of each year. The first interest  payment will be made on September 15, 2003. The Debentures will mature on March 15, 2023.

     Each $1,000  principal amount of the Debentures is convertible into 54.6747 shares of our common stock,  par value $.005 per share,  prior to March 15, 2023 if (1) the sale  price of our  common  stock  issuable  upon  conversion  of the
Debentures  reaches a specified  threshold;  (2) the  Debentures  are called for redemption;  (3) there is an event of default with respect to the Debentures; or
(4) specified corporate  transactions have occurred.  The conversion rate may be adjusted  as  described  in this  prospectus.  This  conversion  rate  initially represents a conversion price of $18.29 per share.

     We may not redeem the  Debentures  prior to March 20,  2008.  We may redeem some or all of the Debentures for cash on or after March 20, 2008.

     Holders of Debentures  may require us to purchase all or a portion of their
Debentures  on March 15, 2008,  2013 and 2018.  Holders of  Debentures  may also require us to purchase all or a portion of their  Debentures upon the occurrence of a change of control event.  In either case, we may choose to pay the purchase price of such  Debentures in cash or common stock or a  combination  of cash and common stock.

  The Debentures  initially were sold to qualified  institutional  buyers and are currently trading in the PORTAL market. However, Debentures sold by means of this  prospectus  are not eligible for trading in the PORTAL  market.  We do not intend to list the  Debentures for trading on the New York Stock Exchange or any other national securities  exchange.  Our common stock is traded on the New York
Stock  Exchange  under the symbol "SIE." On July 2, 2003, the last reported sale price of our common stock was $20.00 per share.

     Investing  in the  Debentures  and the  common  stock  issuable  upon their conversion involves risks.

     See the "Risk Factors" section beginning on page 9.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved  of these  securities or determined  that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        Prospectus dated _________, 2003

                                                           TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
About this Prospectus...........................................................................................ii
Summary  1

                                                        ----------------------

     No dealer,  salesperson  or other  person has been  authorized  to give any information  or to make  any  representations  other  than  those  contained  or incorporated  by  reference  in this  prospectus  in  connection  with the offer contained  in this  prospectus  and,  if  given  or made,  such  information  or representations must not be relied upon as having been authorized by us. Neither the  delivery of this  prospectus  nor any sale made  hereunder  shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction  where, or to any person  to  whom,  it is  unlawful  to make  such  offer  or  solicitation.  The information  contained  in this  prospectus  speaks  only as of the date of this prospectus  unless the  information  specifically  indicates  that  another date applies.

     This  prospectus has been prepared based on information  provided by us and by other  sources  that we believe  are  reliable.  This  prospectus  summarizes certain  documents and other  information in a manner we believe to be accurate, but we refer you to the actual  documents for a more complete  understanding  of what we  discuss  in this  prospectus.  In  making a  decision  to invest in the
Debentures,  you must rely on your own  examination of our company and the terms of the offering and the Debentures, including the merits and risks involved.

     We are not making any  representation  to you  regarding the legality of an investment in the  Debentures by you under any legal  investment or similar laws or regulations. You should not consider any information in this prospectus to be legal,  business,  tax or other  advice.  You should  consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Debentures.

                                       i

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration  statement that we filed with the
Securities and Exchange  Commission using a continuous  offering process.  Under this prospectus,  the selling  securityholders  may, from time to time, sell the securities  described  in  this  prospectus  in  one  or  more  offerings.  This prospectus provides you with a general description of the securities the selling securityholders may offer. Each time a selling  securityholder sells securities, the selling securityholder is required to provide you with this prospectus, and, in some cases, a prospectus supplement containing specific information about the selling  securityholder  and the terms of the  securities  being  offered.  That prospectus  supplement  may include a  discussion  of any risk  factors or other
special  considerations   applicable  to  those  securities.  If  there  is  any
inconsistency  between the  information  in this  prospectus  and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional  information  described  under the  heading  "Where You Can Find More
Information."

     The  registration  statement  containing  this  prospectus,  including  the exhibits to the registration statement, provides additional information about us and the securities  offered under this prospectus.  The registration  statement, including the exhibits,  can be read at the Securities  and Exchange  Commission
Web site,  our Web site or at the  Securities  and Exchange  Commission  offices mentioned under the heading "Where You Can Find More Information."

                                       ii

                                     SUMMARY

The following summary highlights the most material information contained in this prospectus.  It is not complete and should be read together with the information contained in other parts of this  prospectus and the documents we incorporate by reference.  You should  carefully  read this  prospectus  and the  documents  we incorporate by reference to fully understand the terms of the Debentures as well as the tax and  other  considerations  that  are  important  to you in  making a decision  whether to invest in the Debentures and the common stock issuable upon their conversion.  In this prospectus,  we refer to Sierra Health Services, Inc.
and its  subsidiaries  as "we," "us," "our" or "Sierra,"  unless we specifically indicate otherwise or the context clearly indicates otherwise.

     We are a managed healthcare  organization that provides and administers the delivery of comprehensive  healthcare  programs with an emphasis on quality care and cost  management.  Our strategy has been to develop and offer a portfolio of managed healthcare products to employer groups and individuals.  Our broad range of managed healthcare services is provided through the following:

     o    A federally qualified health maintenance organization or HMO;

     o    managed indemnity plans;

     o    a subsidiary that  administers a managed care federal contract for the
          Department of Defense's  TRICARE  program in Region 1  (consisting  of approximately  672,000  eligible  individuals  as of March 31, 2003 in
          Connecticut,  Delaware, Maine, Maryland, Massachusetts, New Hampshire,
          New Jersey, New York, Pennsylvania,  Rhode Island, Vermont,  Virginia,
          West Virginia and Washington, D.C.);

     o    a  third-party  administrative  services  program for  employer-funded health benefit plans and self-insured workers' compensation plans; and

     o    ancillary products and services that complement our managed healthcare product lines.

Managed Care Products and Services

     The primary types of health care coverage offered by Sierra's  subsidiaries are HMO plans, HMO Point of Service plans, or POS plans,  and managed  indemnity plans,  which include a preferred  provider  organization,  or PPO option. As of
March 31, 2003,  we provided HMO products to  approximately  275,000  members in
Nevada.  We also provide  managed  indemnity  products to  approximately  27,000 members,  Medicare  supplement  products to  approximately  19,000 members,  and administrative  services to  approximately  193,000  members.  Medical  premiums accounted for approximately 67% of total revenues from continuing  operations in the three months ended March 31, 2003 and  approximately  67% of total  revenues from continuing operations in 2002.

     Health  Maintenance  Organizations.  We  operate  a mixed  model HMO in Las
Vegas, Nevada, in which we use our own multi-specialty  medical group as well as a network of independently contracted providers. We also operate a network model
HMO in Reno,  Nevada.  Independently  contracted  primary  care  physicians  and
specialists   for  our  HMO  are   compensated   on  a  capitation  or  modified
fee-for-service  basis. Contracts with our primary hospitals are on a discounted per diem or diagnosis related group, or DRG, basis. Members receive a wide range of coverage  after paying a co-payment  and are  eligible  for  preventive  care coverage.

     Our commercial  plans offer  traditional HMO benefits and POS benefits.  At
March 31, 2003, we had approximately 189,000 commercial members in Nevada. Based on data  provided by the Nevada State Health  Division as of March 31, 2003,  we
maintain  approximately  61% of the  Nevada,  and  approximately  76% of the Las
Vegas, commercial HMO market share.

     We  also  offer  a  Medicare  risk  product  that  we  market  directly  to
Medicare-eligible  beneficiaries.  The monthly  payment we receive for  Medicare members is determined by a formula  established  by Federal law. As of March 31,
2003, we had  approximately  49,000 Medicare members in Nevada.  As of March 31,
2003,  approximately  47,000 of our Medicare members were enrolled in the Social
HMO, which is discussed below. Over 75% of the 4,500 Reno Medicare members as of
March 31, 2003 are now  enrolled in the new Reno Social HMO program  which began
January 1, 2003.

     In addition,  as of March 31, 2003,  we had  approximately  37,000  members enrolled in our Nevada HMO Medicaid risk products.  To enroll in these products, an individual must be eligible for Medicaid  benefits in the state of Nevada. We receive a monthly fee for each Medicaid  member  enrolled by the state's managed care division.

     Social Health Maintenance  Organization.  In 1996, we entered into a Social
HMO II contract  with the Centers for Medicare and  Medicaid  Services,  or CMS,
pursuant to which a large portion of our Nevada  Medicare  risk members  receive certain expanded benefits.  The additional benefits include, among other things, assisting the eligible Medicare risk members with typical daily living functions such as bathing,  dressing and walking.  These  members,  as  identified  in the health risk  assessments,  are those who currently  have  difficulty  performing daily living functions because of a health problem or physical  disability.  CMS payments  for the Social  HMO II members  are  determined  based on health  risk assessments  that have been, and will continue to be,  performed on our eligible
Medicare risk members.  CMS has proposed a transition  from the current  payment methodology,  to the same risk adjusted  methodology  used for Medicare + Choice plans,  but  including  a frailty  adjuster  that uses  measures  of  functional impairment to predict expenditures.  The new payment methodology would be phased in over a four-year  period  beginning  in 2004.  In 2004,  we expect 70% of the payments we receive to be based on the current  payment  approach and 30% of the payments we receive to be based on the new approach  which  includes the frailty adjuster.  The  Social HMO  program  is due to expire at the end of 2004.  While
Congress has extended  the program in the past and there are  activities  taking place on a federal level to continue the program, there is no guarantee that the
Social HMO  contract  will be renewed  beyond  2004.  We estimate  the change in payment  methodology  will  decrease  (or  reduce the rate of  increase  in) the payments we receive for these  members  and if related  benefit  changes are not made  timely,  there  would be a material  adverse  effect on our  business  and results of operations.

     Preferred  Provider  Organizations.  Our managed  indemnity plans generally offer  members  a PPO  option  of  receiving  their  medical  care  from  either contracted  or  non-contracted  providers.  Members pay higher  deductibles  and
co-insurance  or  co-payments   when  they  receive  care  from   non-contracted
providers.  Out-of-pocket costs are lowered by utilizing contracted  independent providers who are part of our PPO network.  As of March 31, 2003,  approximately
27,000 members were enrolled in our managed indemnity plans.

     During 2002 and in the first  three  months of 2003,  we  provided  managed indemnity,  accidental death and disability and/or Medicare  supplement services to individuals in California,  Colorado, Iowa, Louisiana,  Nevada, and Texas. As
of March 31, 2003, our managed  indemnity  subsidiary was licensed in a total of
44 states and the District of Columbia.

     Ancillary  Medical  Services.  Most of our managed  healthcare  services in
Nevada and  surrounding  rural  areas are  provided  through  our  independently contracted  network of  approximately  2,300  providers and 28 hospitals.  These
Nevada networks include our contracted affiliated multi-specialty medical group, which provides medical services to approximately  75% of our southern Nevada HMO members  and  employs  approximately  180 primary  care and other  providers  in various medical specialties.  Through our affiliates, the following services are offered:  three urgent care centers;  home healthcare;  hospice care; behavioral
healthcare;   home   infusion;   oxygen  and  durable   medical   equipment;   a
free-standing,  state-licensed and Medicare-approved  ambulatory surgery center;
radiology; vision; and occupational medicine.

     These services are provided to members of our HMO, managed  indemnity,  fee for service and  administrative  service  plans.  As of March 31,  2003,  mental health and substance abuse services were also provided to approximately  200,000 participants from non-affiliated employer groups and insurance companies.

     We believe  that this  vertical  integration  of our health  care  delivery system in southern  Nevada  provides a  competitive  advantage as it helps us to effectively manage health care costs while delivering quality care.

     Administrative  Services.  Our  administrative  services  products provide, among other things,  PPO network access and utilization review services to large
employer  groups  that  are  usually   self-insured.   As  of  March  31,  2003,
approximately  193,000  members  were  enrolled  in  our  health  administrative services plans. In addition, we provide

administration  services  for  self-insured  workers'  compensation  plans.  The revenues and expenses for these  services are included in  investment  and other revenues  and in  general  and  administrative  expenses,  respectively,  in the
Consolidated Statements of Operations.

Military Contract Services

     Sierra Military Health Services, Inc., or SMHS. Pursuant to a triple-option health benefits contract,  known as TRICARE,  with the Department of Defense, or
DoD,  SMHS  provides  managed  healthcare  coverage to dependents of active duty military  personnel,  military  retirees  and  dependents  of military  retirees through  subcontractor  partnerships and individual providers in Region 1. As of
March 31, 2003, this region had  approximately  672,000 eligible  individuals in
Connecticut,  Delaware,  Maine,  Maryland,  Massachusetts,  New  Hampshire,  New
Jersey, New York, Pennsylvania,  Rhode Island, Vermont,  Virginia, West Virginia
and  Washington,  D.C.  SMHS also  performs  specific  administrative  services, including healthcare appointment scheduling,  enrollment, network management and healthcare management services. SMHS performs these services using primarily DoD information  systems.  SMHS completed an eight month implementation phase in May
1998 and began providing  health care benefits on June 1, 1998 under the TRICARE contract.

     SMHS will complete the last year of a five-year  contract in May 2003,  but it successfully  completed  negotiations with the DoD to extend the contract for up to four years at the government's sole option on a year-to-year basis. In May
2003, the DoD exercised the first of the four extension  years.  The DoD is also currently  procuring  managed care services  under the Next  Generation  TRICARE contract, or the T-Nex contract, in a combined and larger North Region (covering
Michigan,  Ohio,  Kentucky,  Indiana,  Illinois,  Wisconsin,  Virginia and North
Carolina  in  addition  to the areas  that  make up Region 1 which we  currently serve).  SMHS  submitted its bid to the DoD for the T-Nex contract for the North
Region on January  29,  2003,  with  Sierra as a proposed  guarantor.  The award decision for this  contract is initially  expected to be made in the second half of calendar year 2003. Once awarded, the new contractor is scheduled to be fully operational  in the  Region 1 area by the third  quarter  of 2004,  based on the current timetable set by the DoD. The new contract would supersede the remainder of the contract  extension we negotiated  with the DoD under our current TRICARE
Region 1 contract  beginning in the fourth  quarter of 2004.  In March 2003,  we contributed  $35.0  million of the proceeds of the Sierra  debentures to SMHS in furtherance of its bid for the T-Nex contract.

Discontinued Workers' Compensation Operations

     Workers'  Compensation  Subsidiary.  On October 31,  1995,  we acquired CII
Financial,  Inc., or CII, for  approximately  $76.3 million of common stock in a transaction  accounted  for as a pooling of interests.  Through CII's  insurance subsidiaries, we write workers' compensation insurance in California,  Colorado,
Kansas, Missouri,  Nebraska, Nevada, New Mexico, Texas and Utah. CII's insurance subsidiaries are licensed in 36 states and the District of Columbia. California,
Colorado and Nevada represent  approximately 65%, 9%, and 17%, respectively,  of
CII's fully  insured  workers'  compensation  insurance  premiums  for the three months ended March 31, 2003 and approximately 69%, 9%, and 12%, respectively, of
CII's fully insured workers'  compensation  insurance premiums in 2002. Workers'
compensation insurance premiums totaled approximately $36.8 million in the first three  months of 2003 and  approximately  $176.2  million in 2002.  The workers'
compensation subsidiary applies certain managed care concepts to its operations.
These concepts include, but are not limited to, the use of specialized preferred
provider   networks,   utilization   reviews  by  an  employed  board  certified
occupational  medicine  physician as well as nurse case  managers,  medical bill reviewers and job developers who facilitate early return to work.

     On  January  15,  2003,  we  announced  that  we were  exploring  strategic alternatives  for  CII.  The  alternatives  may  include  a  sale,  spin-off  or management buyout. The disposal of the operations was approved by Sierra's Board of Directors on December 31, 2002. Accordingly,  beginning in the fourth quarter of 2002,  we  reclassified  our  workers'  compensation  insurance  business  as discontinued operations.  We will continue to operate the business as if it were an ongoing operation until a disposal occurs.

     In  conjunction  with the decision to dispose of the workers'  compensation operations,  CII recorded valuation adjustments of $17.3 million,  $11.3 million after tax, to reduce this business to its estimated  net  realizable  value upon disposition.  The  valuation  adjustments  included  the write down of  accounts receivable, fixed assets and certain

other assets of $4.0 million and  additional  loss  reserves of $8.3 million for the 2002 accident year and $5.0 million for prior accident years.

Subsidiary Summary

     The following briefly describes our significant subsidiaries:

Managed Care Operations:

     o    Health Plan of Nevada, Inc., a Nevada Corporation which is a federally qualified health maintenance organization or HMO.
     o    Sierra Health and Life Insurance  Co., Inc., a California  Corporation
          which provide  managed  indemnity  plans,  as well as Medicare  Select products in four states.

     Multi-specialty  medical group and other ancillary  services to support our managed care operations:
     o    Southwest Medical Associates, Inc. is Nevada's largest multi-specialty medical  group  serving as the primary care provider for almost 74% of our Las Vegas HMO members.
     o    Behavioral   Healthcare  Options,  Inc.  provides  mental  health  and
          substance abuse services.
     o    Family  Health Care  Services  is a full  service  home health  agency licensed  by the  State of  Nevada,  providing  in-home  care and case management.
     o    Sierra Home Medical  Products,  Inc.  provides  home infusion care and home medical equipment and supplies.
     o    Family Home Hospice, Inc. is a Medicare/Medicaid certified agency that provides in-home hospice care and counseling for the terminally ill.

     Other managed care operations:
     o    Sierra Health-Care Options,  Inc. operates third-party  administrative services programs for employer-funded health benefit plans.
     o    Nevada Administrators, Inc. operates as a third-party administrator of workers' compensation claims for self-insured Nevada employers.

Military Health Services Operations:
     o    Sierra  Military Health  Services,  Inc. a Delaware  Corporation  that administers  a managed care federal  contract  for the  Department  of
          Defense's TRICARE program in Region 1.

Discontinued Texas HMO healthcare operations
     o    Sierra Health Holdings, Inc, a Nevada Corporation,  the parent company for Texas  Health  Choice,  L.C.  part of our  discontinued  Texas HMO healthcare operations.

Discontinued workers' compensation operations
     o    CII Financial,  Inc. a California  Corporation,  the parent company of our four workers' compensation insurance companies. CII Financial, Inc and its subsidiaries  represent the discontinued  workers compensation operations.

Corporate Information

Our principal executive offices are located at 2724 North Tenaya Way, Las Vegas,
Nevada 89128,  and our telephone  number is (702) 242-7000.  Our common stock is traded on the New York Stock Exchange under the symbol "SIE."

Recent Developments

On May 5, 2003, CII  Financial,  Inc., our  discontinued  workers'  compensation subsidiary,  announced it was calling for  redemption on June 3, 2003 all of its outstanding  9 1/2% senior  debentures  due  September  15, 2004.  The aggregate redemption price is $15.6 million  including the applicable  premium and accrued interest to the redemption date. CII Financial  obtained the funds needed to pay the redemption price from Sierra and/or one of its unregulated subsidiaries.  CII Financial will recognize a pre-tax gain of approximately $1.4 million as a result of the elimination of future interest payments on the senior debentures. The debentures were paid off on June 3, 2003.

Pursuant to our share repurchase program, between April 1, 2003 and May 8, 2003, we purchased the 400,000 shares of our common stock for a total of $6.7 million.
This  completed  the share  repurchases  authorized  under our 2.6 million share repurchase  program.  On May 27, 2003,  the Company  announced that its Board of
Directors had  authorized  the Company to purchase up to an additional 2 million shares of its common stock.

We reached a payoff  agreement  with  Kaiser-Texas  relative to the  outstanding mortgage loan and on May 29, 2003, we made a payment of $12.1 million to pay off the outstanding  balance.  Since the mortgage loan had a carrying value of $14.1 million,  which included future interest payments, the transaction resulted in a pre-tax gain of approximately $2.0 million.

                                  The Offering

     We issued  $115,000,000  aggregate  principal  amount of our 2 1/4%  Senior
Convertible  Debentures  due  2023 in a  private  placement  in March  2003.  In connection  with this  offering,  we agreed to register the  Debentures  and the common stock issuable upon conversion or payment of the Debentures for resale by their holders. This prospectus, may be used by selling securityholders to resell their  Debentures and shares of common stock issuable upon conversion or payment of the Debentures.

                                                    Debentures and the Common Stock

Issuer..................................Sierra Health Services, Inc.

Securities Offered......................$115,000,000 aggregate principal amount of our 2 1/4% Senior Convertible Debentures due March 15,
                                        2023, and common stock issuable upon conversion or payment of the Debentures.

Ranking.................................The Debentures are general unsecured obligations and rank equally in right of payment with all other existing and future unsecured and unsubordinated obligations of Sierra.  The Debentures are not guaranteed by any of our subsidiaries and, accordingly, the Debentures are effectively subordinated to the indebtedness and other liabilities of our subsidiaries, including trade creditors.  As of the date of this prospectus, we have $630,000 of debt outstanding, apart from $115,000,000 aggregate principal amount of the Debentures.  Of this amount, $86,000 is secured debt.  Our subsidiaries have $544,000 of debt outstanding that will effectively rank senior to the Debentures.

Maturity Date...........................March 15, 2023.

Interest................................2 1/4% per year, paid semiannually on March 15 and September 15 of each year beginning on
                                        September 15, 2003.

Conversion Rights.......................Holders may convert their Debentures prior to the close of business on March 15, 2023, if (1)
                                        the sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter exceeds 120% of the conversion price per share of our common stock on such last trading day; or (2) the
                                        Debentures are called for redemption; (3) there is an event of default with respect to the
                                        Debentures, such as failure to pay principal or interest, default on other indebtedness aggregating $40.0 million or more or certain events of bankruptcy, insolvency or reorganization; or (4) specified corporate transactions have occurred such as a consolidation, merger or the sale of all or substantially all of our assets.  See "Description of
                                        Debentures--Conversion Rights."  Debentures called for redemption may be surrendered for conversion until the close of business on the business day prior to the redemption date.

                                        For each $1,000 principal amount at maturity of Debentures surrendered for conversion, a holder will receive 54.6747 shares of our common stock.  This represents an initial conversion price of $18.29 share of common stock.  The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued and unpaid additional interest, if any.  Upon conversion, holders

                                                                      6

                                        will not receive any cash payment representing accrued interest, if any.
                                        Instead, accrued interest, if any, will be deemed paid by the common stock received by holders on conversion.

Payment at Maturity.....................Each holder of $1,000 principal amount of the Debentures will be entitled to receive $1,000 at maturity, plus accrued and unpaid additional interest, if any.

Sinking Fund............................None.

Optional Redemption by
Sierra..................................We may not redeem the Debentures prior to March 20, 2008.  We may redeem some or all of the
                                        Debentures for cash on or after March 20, 2008, upon at least 30 days but not more than 60 days notice by mail to holders of Debentures at the principal amount of the debentures redeemed, plus any accrued and unpaid interest.

Repurchase Right of Holders.............Each holder of the Debentures may require us to repurchase all or a portion of its Debentures on March 15, 2008, 2013 and 2018 at a price equal to the principal amount thereof plus accrued and unpaid additional interest, if any, to the date of repurchase.  We may choose to pay the purchase price in cash, common stock, or a combination of cash and shares of our common stock.  If we elect to pay the repurchase price with shares of our common stock or a combination of cash and our common stock, we must (i) notify holders not less than 20 business days prior to the repurchase date and (ii) satisfy certain conditions prior to the repurchase date.  See "Description of the Debentures--Repurchase of Debentures at the Option of the
                                        Holders."  If we elect to pay all or a portion of the repurchase price in common stock, the shares of common stock will be valued at 99.0% of the average sale price for the 20 trading days immediately preceding and including the third trading day prior to the repurchase date.

Change of Control Put...................Upon a change of control of Sierra, you may require us, subject to certain conditions, to repurchase all or a portion of your Debentures.  We will pay a purchase price equal to the principal amount of such Debentures plus accrued and unpaid interest, and accrued and unpaid additional interest, if any, to the date of repurchase.  We may choose to pay the repurchase price in cash, common stock, or a combination of cash and shares of our common stock.  If we elect to pay all or a portion of the repurchase price in common stock, the shares of our common stock will be valued at 99.0% of the average sale price of our common stock for the 20 trading days immediately preceding and including the third trading day prior to the repurchase date. Our ability to repurchase all or a portion of the Debentures for cash is subject to our obligation to repay or repurchase any senior debt required to be repaid or repurchased in connection with a change of control and to any contractual restrictions then contained in our senior debt.  The terms of our $65.0 million credit facility, which had no outstanding balance as of June 30, 2003, require us to repay any outstanding amounts upon a change of control.
                                        Under the terms of our credit agreement, we are prohibited from paying the repurchase price of the Debentures in cash.  Our future credit facilities and other existing or future senior debt may contain similar restrictions.  If, following a change of control, we are prohibited from paying the repurchase price of the Debentures in cash under the terms of our

                                                                     7

                                        then existing senior debt, including our credit agreement, we will elect to pay the repurchase price of the Debentures in shares of our common stock.

Events of Default.......................If there is an event of default under the Debentures, the principal amount of the Debentures, plus accrued and unpaid interest and accrued and unpaid additional interest, if any, may be declared immediately due and payable.  These amounts automatically become due and payable if an event of default relating to certain events of our bankruptcy, insolvency or reorganization occurs.

Use of Proceeds.........................We will not receive any of the proceeds from the sale by any selling securityholder of the
                                        Debentures or the common stock offered under this prospectus. See "Use of Proceeds."

Form, Denomination and
Registration............................The Debentures have been issued in fully registered form.  The Debentures have been issued without coupons, in denominations of $1,000 principal amount at maturity and integral multiples thereof.  The Debentures are represented by one or more global Debentures, deposited with the trustee as custodian for The Depository Trust Company and registered in the name of
                                        Cede & Co., DTC's nominee. Beneficial interests in the global Debentures are shown on, and any transfers will be effected only through, records maintained by DTC and its participants. See
                                        "Description of the Debentures--Form, Denomination and Registration."

Absence of a Public Market for the
Debentures..............................The Debentures issued in the initial private placement are eligible for trading in the PORTAL market.  However, Debentures resold using this prospectus will no longer be eligible for trading in the PORTAL market.  We do not intend to apply for listing of the Debentures on any national securities exchange.  We cannot assure you that any active or liquid market will develop (or will be maintained) for the Debentures.

NYSE Symbol for our
Common Stock............................Our common stock is traded on the New York Stock Exchange under the symbol "SIE."

For more information about the Debentures, see the "Description of the Debentures" section of this prospectus.

                                                                     8

                                  RISK FACTORS

You  should  carefully  consider  the  following  risks,  as well  as the  other information  included or  incorporated by reference in this  prospectus,  before purchasing the Debentures or shares of our common stock. If any of the following risks  actually  occur,  our business  could be harmed.  You should refer to the other  information set forth in this  prospectus,  including the information set forth in "Forward-Looking Statements," and our consolidated financial statements incorporated by reference herein.

                   Risks Related to our Continuing Operations

     If we fail to win the  competitive  procurement  for the North Region T-Nex contract,  our operating results,  financial condition and cash flows for future years will be materially adversely affected.

     Based on the  government's  current time schedule,  the T-Nex contracts are projected to be awarded in the second half of calendar year 2003. In March 2003, we  contributed  $35.0  million  of the  net  proceeds  of the  initial  private placement of the Debentures to our  subsidiary,  Sierra Military Health Services
Inc., or SMHS, in  furtherance  of its bid for the T-Nex  contract.  Sierra will also guarantee SMHS's  performance  under the T-Nex contract.  We are competing, however,  with  bidders that may have greater  financial  resources  and greater brand  recognition than we do for a territory that is significantly  larger than the  territory we currently  serve.  Additionally,  there are fewer  territories available under the new program on which to bid.

     Full healthcare  services under the T-Nex contract for the North Region are initially  anticipated  to begin in 2004.  We will continue to operate under the current  TRICARE Region 1 contract until the government  chooses not to exercise the next option year of the contract or exercises  its option to terminate  this contract, which it can do at its discretion. If the contract is terminated,  the contract provides for the payment of certain "wind down" costs that we may incur when the contract  ends,  but we cannot  assure you that this payment will cover all of our "wind down" costs.  The current  TRICARE Region 1 contract  accounted for  approximately  29% of our revenue from  continuing  operations  in 2002 and approximately 30% of our revenue from continuing operations for the three months ended March 31, 2003. Since the new T-Nex contract would supersede the remainder of the  contract  extension  we have  negotiated  with the DoD under our current
TRICARE Region 1 contract,  a failure to obtain the T-Nex North Region  contract will materially  affect our future financial  results.  If we fail to obtain the
T-Nex North Region  contract,  we would only receive "wind down"  revenues under our current TRICARE Region 1 contract.  In addition,  even if we are awarded the
T-Nex contract, changes in the terms and provisions of the contract, as compared to those in the current  TRICARE  contract,  may not be  favorable to us. We may also face startup and integration challenges,  including the implementation of a new claims payment system, in servicing the larger territory.

On January 29, 2003,  SMHS  submitted a proposal to the Department of Defense as part of a  competitive  procurement  for the North Region T-Nex  contract.  This proposal may involve unanticipated costs.

     We  have  estimated  the  fiscal  year  2003  proposal  costs  as part of a competitive  procurement  for the T-Nex  contract to be between $7.0 million and
$10.0 million or $0.15 to $0.20 per diluted share based on shares outstanding as of March 31, 2003.  Based on our experience with our earlier bid for the TRICARE
Region 1 contract,  we may have to submit more than one  revised  proposal.  The cost estimate does not include  unanticipated  costs including,  but not limited to, the government's request for offerors to submit additional revised proposals or potential  litigation  costs  associated with the  government's  award of the contract.  The  occurrence  of any of these  events  may  adversely  affect  our operating  results and cash flows.  In  addition,  we have and will  continue to incur costs to prepare to  implement  the T-Nex  contract  that are based on the assumption  that  our  proposal  will be  successful.  In the  event  we are not successful  in  procuring  the  contract,  some or all of these  costs  will not generate any future revenue or earnings for us.

The  payment  methodology  for our Social HMO  Medicare  program is  expected to result in a lower  premium rate  increase and if we are unable to  compensate by reducing costs, our financial results would be materially affected.

     Our Social HMO program with the Centers for Medicare and Medicaid Services, or CMS,  accounted  for  approximately  25% of our  consolidated  revenues  from
continuing   operations   for  the  three   months  ended  March  31,  2003  and
approximately 24% of our 2002 consolidated revenues from continuing  operations.
CMS has proposed changing the payment  methodology under the Social HMO program, to be phased in over a four-to-five-year period starting in 2004. Based on CMS's preliminary  draft estimate of the impact of the change in payment  methodology, the Company's annual increase,  which has recently been in the 2.5% range,  will be reduced by 80 basis points. As a result, we are projecting an increase in our
CMS rate of less than 2% for 2004.  If we are unable to  compensate  by reducing costs, or if our contract with CMS were to be terminated,  our financial results would be materially adversely impacted.

As a  healthcare  company,  we and our  healthcare  providers  may be subject to increased  malpractice  costs  and  claims  which  could  adversely  affect  our business.

     We and our  healthcare  providers  are subject to  malpractice  claims.  We require our healthcare providers to maintain malpractice insurance and we set up reserves with respect to potential  malpractice claims.  While we do not believe that our uninsured exposure to liabilities  resulting from malpractice claims is material,  there may in the future be significant  malpractice  liabilities  for which we do not have adequate reserves or insurance coverage, and this insurance may not continue to be available at all or on commercially  reasonable terms. In addition, punitive damage awards are generally not covered by insurance.

The state of Nevada is considering alternatives to increase business taxes which could adversely affect our operating results.

     The  governor  for the state of Nevada has proposed to increase the state's tax revenue by approximately $1.1 billion over the next two years. Among the tax increase  proposals,  which are being considered by the state legislature in its current 2003 biennial  session,  are increases in the employee head count tax, a business gross receipts tax, a tax on services and increases in property  taxes.
Should the  legislature  enact tax  increases,  our  financial  results could be adversely  affected.  Should  the  legislature  fail  to  enact  sufficient  tax increases,  it could result in a significant  reduction in government  services, which in turn,  could adversely  impact  employers who purchase health insurance from us or the Medicaid program.

     In  California   and  Maryland,   various  tax  increases  are  also  being
considered,  which would affect our  business.  There can be no  assurance  that these tax increases will not have a material  adverse effect on our business and results of operations.

If we fail to qualify for the Nevada home office tax credit,  our tax costs will increase.

     Under existing Nevada law, a 50% premium tax credit is generally  available to HMOs and insurers that own and substantially  occupy home offices or regional home offices within Nevada. In connection with the settlement of a prior dispute
concerning  the  premium  tax  credit,   the  Nevada   Department  of  Insurance
acknowledged  in November 1993 that our HMO and insurance  subsidiaries  met the statutory  requirements  to qualify for this tax  credit.  We intend to take all necessary  steps to  continue to comply with these  requirements.  However,  the elimination  or reduction  of the premium tax credit,  or our failure to qualify for the premium tax credit, would have a material adverse effect on our business and results of operations.

Our ability to obtain and  maintain  favorable  group  benefit  agreements  with employer groups affects our profitability.

     Our ability to obtain and maintain  favorable group benefit agreements with
employer  groups  affects  our  profitability.   The  agreements  are  generally
renewable  on an annual basis but are subject to  termination  on 60 days' prior notice.  For the fiscal year ended  December  31,  2002,  our eight  largest HMO employer  groups were, in the

                                       10

aggregate, responsible for less than 10% of our total revenues. Although none of our employer groups accounted for more than 3% of our total revenues during that period,  the loss of one or more of the larger  employer  groups  could,  if not replaced  with  similar  membership,  have a material  adverse  effect  upon our business.  We have generally been  successful in retaining these employer groups in Nevada.  However, there can be no assurance that we will be able to renew our agreements with our employer groups in the future or that we will not experience a decline in enrollment within our employer groups.

There can be no  assurance  that we will be able to  maintain  and  enhance  our information systems.

     In 2002, we introduced a wireless communications network within our medical provider  subsidiary's  medical  offices to support  the  rollout of a hand-held electronic  prescribing  application.  We also  upgraded  the  remainder  of our workstations to the Windows NT operating system,  upgraded the computer hardware supporting core systems and expanded our data back-up and recovery capabilities.
Progress toward the Federal Health Insurance  Portability and Accountability Act
of 1996, or HIPAA, EDI compliance is ongoing and was partially achieved with the completion of the  HIPAA-compliant  EDI  transaction  procession  for claims and enrollment.  There  can be no  assurance  that we will be able to  maintain  and enhance  our  information  systems.  Our  failure to  maintain  and  enhance our information  systems could have a material impact on our business and results of operations.

We operate in a highly competitive environment.

     We operate in a highly  competitive  environment.  Our major competition is from  self-funded  employer  plans,  PPO  products,  other HMOs and  traditional indemnity  carriers,  such as Aetna  and  Blue  Cross/Blue  Shield.  Many of our competitors  have  substantially  larger total  enrollments,  greater  financial resources and offer a broader  range of products.  Additional  competitors  with greater financial resources may enter our markets in the future. We believe that the most important  competitive  factors are the delivery of reasonably  priced, quality medical  benefits to members and the adequacy and availability of health care  delivery  services  and  facilities.  We depend on a large PPO network and flexible benefit plans to attract new members.  Competitive pressures may result in reduced  membership  levels.  Any reductions in our  membership  levels could materially affect our business and results of operations.

Our results of operations could be adversely  affected by understatements in our actual  liabilities  caused by  understatements  in our  actuarial  estimates of incurred but not reported claims.

     We estimate the amount of our reserves  for incurred but not  reported,  or
IBNR,  claims  primarily  using  standard  actuarial  methodologies  based  upon historical data. These methodologies  include,  among other factors, the average interval between the date services are rendered and the date claims are received and/or paid,  denied claims  activity,  disputed claims  activity,  utilization, seasonality  patterns and changes in  membership.  The  estimates  for submitted claims and IBNR claims  liabilities  are made on an accrual  basis and  adjusted retrospectively in future periods as required.  These estimates could understate or overstate our actual liability for claims and benefits payable.  For example, as of March 31, 2003, our actuarial  best estimate of the liability  recorded at
December  31,  2001 has  decreased  almost $4  million  and our  actuarial  best estimate of the liability recorded as of December 31, 2002 has decreased over $5 million.  Any increases to prior estimates  could adversely  affect our business and results of operations in future periods.

Our failure to comply with  "corporate  practice of medicine"  laws in states in which we operate  could result in our being unable to practice  medicine in that state and possibly lead to penalties.

     Under the  "corporate  practice  of  medicine"  doctrine,  in most  states, business  organizations,  other than those  authorized to do so, are  prohibited from  providing,  or holding  themselves out as providers of, medical care. Some states,  including Nevada, exempt HMOs from this doctrine.  The laws relating to this doctrine are subject to numerous conflicting  interpretations.  Although we seek to structure our operations to comply with  corporate  practice of medicine laws in all states in which we operate,  there can be no assurance  that,  given the varying and  uncertain  interpretations  of these laws, we would be found in compliance  with these laws in all states.  A  determination  that we are not in compliance with applicable  corporate  practice of medicine laws in any state in which we operate  could result in our being unable to practice  medicine in that state and possibly lead to penalties.

                                       11

Our significant  debt levels may limit our  flexibility in obtaining  additional financing and in pursuing other business opportunities.

     As of March 31, 2003 we had approximately $146.3 million of indebtedness on a consolidated basis, including debt of our discontinued operations.  This level of indebtedness will have several  important  effects on our future  operations, including:

     o    covenants   contained   in  our  credit   agreement   and  other  debt
          arrangements  will require us to meet certain  financial tests,  which may affect our  flexibility  in planning for, and reacting to, changes in our  business  and may limit our  ability  to  dispose  of  assets, withstand current or future economic or industry downturns and compete with others in our industry for strategic opportunities; and

     o    our  ability  to obtain  additional  financing  for  working  capital,
          capital  expenditures,   acquisitions,  general  corporate  and  other
          purposes may be limited.

Our  ability  to meet our debt  service  obligations  and to  reduce  our  total indebtedness  depends  upon our  future  performance,  which  will be subject to general economic conditions,  industry cycles and financial,  business and other factors affecting our operations, many of which are beyond our control.

Our senior secured credit facility imposes  significant  operating and financial restrictions on us.

     We entered into a revolving  credit  facility on March 3, 2003.  The credit agreement  provides us with a revolving  credit facility of $65.0 million and is secured  by  guarantees  by  certain of our  subsidiaries  and a first  priority perfected  security  interest  in (i)  all  the  capital  stock  of  each of our unregulated,  material domestic subsidiaries (direct or indirect) (excluding the capital stock of CII Financial, Inc., or any of its subsidiaries) as well as all of the capital stock of certain  regulated,  material domestic  subsidiaries and
(ii) all other present and future assets and properties of ours and those of our subsidiaries that guarantee our credit agreement obligations (including, without limitation, accounts receivable, inventory, real property, equipment, contracts, trademarks,  copyrights,  patents, license rights and general intangibles) other than cash and cash equivalents, in each case subject to certain exclusions.

     The revolving credit facility  restricts our ability and the ability of our subsidiaries to dispose of assets,  incur indebtedness,  incur other liens, make investments,  loans  or  advances,  make  acquisitions,  engage  in  mergers  or consolidations,  or make capital  expenditures  and otherwise  restrict  certain corporate  activities.  These  covenants  may prevent us from  pursuing  certain business  opportunities and taking certain actions. In addition, we are required to comply with specified  financial ratios as set forth in the credit agreement.
A failure to comply with these  covenants would be an event of default under the credit  agreement.  The revolving  credit facility matures on April 30, 2006. We cannot  assure you that we will be able to  successfully  refinance  or pay this debt when it matures.

CII Financial may not be able to repay its obligations to us.

     In 2001, CII Financial  exchanged $15.0 million aggregate  principal amount of its 9 1/2% senior debentures due September 15, 2004 and $20.0 million in cash for its then  outstanding  subordinated  debentures  that were due September 15,
2001.  At the  time of the  exchange,  CII  Financial  did not  have  sufficient resources to fund the cash portion of the exchange  offer.  Sierra,  while not a guarantor of the subordinated  debentures,  agreed to loan an aggregate of $17.0 million to CII  Financial  to fund the cash  consideration  and the interest and expenses  incurred in the exchange  offer.  Sierra  borrowed $7.5 million of the funds  that were  lent to CII  Financial  from  California  Indemnity  Insurance
Company, a subsidiary of CII Financial.

 On May 5, 2003,  CII Financial  announced it was calling for  redemption on
June 3, 2003 all of its outstanding senior debentures.  The aggregate redemption price is $15.6 million including the applicable  premium and accrued interest to the  redemption  date.  CII  Financial  obtained  the  funds  needed  to pay the redemption  price from Sierra and/or one of its  unregulated  subsidiaries.  The debentures were paid off on June 3,2003.

                                       12

     CII  Financial's  ability to meet its payment  obligations to us and to our subsidiaries  will  depend upon CII  Financial's  future  operating  performance which,  in turn, is subject to market  conditions and other  factors,  including factors  beyond its control.  CII  Financial's  insurance  subsidiaries  may not generate  enough cash or may not be able to pay  dividends  to CII  Financial to enable  CII  Financial  to  meet  its  payment  obligations  to us  and  to  our subsidiaries. As a result, we may be unable to collect the $17.0 million owed to us by CII Financial and the funds that will be owed to us and/or our unregulated subsidiary in connection with the redemption of the senior debentures,  although we will still owe  California  Indemnity  Insurance  Company the $7.5 million we previously borrowed from it.

We  depend  on our  management  for our  success  and the  loss of our  founder,
Chairman of the Board and Chief Executive Officer, could have a material adverse effect on our business.

     Our  success  has been  dependent  to a large  extent  upon the  efforts of
Anthony M. Marlon, M.D., our founder,  Chairman of the Board and Chief Executive
Officer,  who has an employment  agreement with us. Although we believe that the development  of our  management  staff has made us less dependent on Dr. Marlon, the loss of Dr.  Marlon  could  still  have a  material  adverse  effect  on our business.

Terrorist attacks, such as the attacks that occurred in New York and Washington,
D.C. on September 11, 2001, and other attacks,  acts of war or military actions, such as  military  actions  in Iraq  or  elsewhere,  may  adversely  affect  our operating results and financial condition.

     The attacks of September 11, 2001 have contributed to major  instability in the U.S. and other  financial  markets.  These terrorist  attacks,  the military response and future developments, or other military actions such as the military
actions  in  Iraq  or  elsewhere,   may  adversely  affect  prevailing  economic
conditions  and the  insurance  and  reinsurance  markets.  These  developments, depending  on their  magnitude,  could  have a  material  adverse  effect on our operating results and financial condition.

Our business is subject to substantial  government  regulation and the impact of this regulation may increase our exposure to lawsuits and/or  penalties or other regulatory  actions for  non-compliance  or may otherwise  adversely  affect our business.

     The  healthcare  industry  in  general,   and  HMOs  and  health  insurance
companies,  in  particular,   are  subject  to  substantial  federal  and  state
government  regulation.  These  regulations,  which may increase our exposure to lawsuits  and/or  penalties  or other  regulatory  actions  for  non-compliance, include,  but are not  limited to cash  reserves;  minimum  net worth;  solvency standards;  licensing  requirements;  approval of policy  language and benefits;
claims payment practices; mandatory products and benefits; provider compensation arrangements;  patient  confidentiality;  premium rates;  changes of control and related party  transaction  approval  requirements;  medical  management  tools;
dividend payments;  investment and risk restrictions;  and periodic examinations by state and federal agencies.

     As a result,  a  portion  of our HMOs'  and  insurance  companies'  cash is essentially  restricted  by  various  state  regulatory  or  other  requirements limiting  certain  of  our  subsidiaries'  cash  to  use  within  their  current operations. State and federal government authorities are continually considering changes to laws and regulations that may affect us. Additionally, legislators in the states in which we operate  continue to face  pressure to cut back  services and  programs  in ways that would  adversely  affect us. Many states in which we operate are currently  considering  regulations  relating to mandatory benefits, provider compensation, disclosure and composition of physician networks. If such regulations were adopted by any of the states in which we operate,  our business could be materially adversely affected.

     As a  result  of the  continued  escalation  of  healthcare  costs  and the inability of many individuals to obtain healthcare insurance, numerous proposals relating  to  healthcare  reform  have been or others may be  introduced  in the
United  States  Congress  and  state   legislatures.   Any  proposals  affecting
underwriting  practices,  limiting rate  increases,  requiring new or additional benefits or affecting contracting  arrangements  (including proposals to require
HMOs and preferred  provider  organizations,  or PPOs, to accept any  healthcare providers  willing to abide by an HMO's or PPO's  contract  terms),  may make it more difficult for us to control medical costs and could have a material adverse effect on our business.

                                       13

     In addition to applicable laws and  regulations,  we are subject to various
audits,   investigations  and  enforcement   actions.   These  include  possible
government  actions relating to ERISA,  which regulates insured and self-insured health coverage plans offered by employers;  FEHBP, CMS, which regulate Medicare and Medicaid programs; federal and state fraud and abuse laws; and laws relating to  utilization  management and the delivery of healthcare and the timeliness of payment or reimbursement.  Any such government action could result in assessment of damages, civil or criminal fines or penalties, or other sanctions,  including exclusion from participation in government programs. In addition,  disclosure of any adverse  investigation,  audit results or sanctions could negatively  affect our reputation in various  markets and make it more difficult for us to sell our products and services.

                  Risks Related to Our Discontinued Operations

We are exploring strategic  alternatives to dispose of our workers' compensation insurance business and have reclassified it as a discontinued operation. We have recorded  reserves  and  written  down  certain  assets to their  estimated  net realizable  value upon  disposition of this business but the actual  disposition could result in additional charges and losses.  Alternatively,  we may be unable to dispose of this business.

     Effective  December 31, 2002, in accordance with SFAS No. 144,  "Accounting for the  Impairment  or Disposal  of  Long-Lived  Assets,"  we have  treated our workers'  compensation  insurance  business as a  discontinued  operation.  This business  will  continue to operate  until we dispose of it. We may be forced to record  additional  charges in connection with the disposition,  and we may face additional  operating losses due to continuing  adverse loss development  and/or loss of  business  from agents or  policyholders  who do not want to place their insurance  with us. Such losses could  adversely  affect the net sales  proceeds that we receive and result in additional losses beyond what we have estimated to be the net realizable value upon disposition.  We may also lose key employees as a result  of the  announcement  that  could  adversely  affect  CII  Financial's operations  and  make  its  disposition  more  difficult.  In  addition,  market conditions  in the workers'  compensation  industry may  adversely  affect sales proceeds.  Alternatively,  we may be unable to  complete a  disposition  of this business within the required period.

     If the disposition  cannot be completed within the required period or if we are  unable to  dispose of this  business,  we may have to report  the  workers'
compensation  insurance  business  as a  continuing  operation.  If this were to occur,  the  operating  revenues  and  expenses  of  the  workers'  compensation insurance  business would be included in the revenues and expenses of continuing operations  for all  years for which an income  statement  is  presented.  While income from  continuing  operations  would  change,  there would be no change in previously  reported  net income.  The assets and  liabilities  of the  workers'
compensation insurance business would be included in the current and non-current assets and  liabilities  of  continuing  operations  for all periods for which a balance  sheet is  presented.  There would be no change in  previously  reported total assets, liabilities or shareholders' equity. The cash flow results for the workers'  compensation  insurance  business  operating,  investing and financing activities would be included in the appropriate cash flow category of continuing operations  for all periods for which a cash flow  statement is  presented.  The total  of each  cash  flow  category  would  change  depending  on the  workers'
compensation insurance business activity.

CII Financial's  reinsurance costs have increased and the amount of coverage has been reduced, which could result in higher retained incurred costs and adversely impact CII Financial.

     Following  September 11, 2001,  the  reinsurance  market has contracted and reinsurance  premium rates have  significantly  increased  while coverage limits have been reduced or eliminated  such as future  exposure to terrorist  acts. If
CII Financial is unable to adequately increase its premiums,  due principally to competition or state insurance  regulations related to premium rates, as well as the factors  listed in the  following  paragraph,  to cover the  increase in its reinsurance  costs or the increase in risk exposure,  CII Financial's  operating results and financial condition may be materially  affected.  This could further complicate our efforts to dispose of our workers'  compensation business and CII
Financial's  ability  to  repay  its  indebtedness  to  us  and/or  one  of  our unregulated subsidiaries.

                                       14

A variety of factors beyond CII Financial's  control could adversely  affect the profitability of its insurance subsidiaries.

          The profitability of CII Financial's  insurance  subsidiaries could be adversely affected by the following:

     o    loss of premiums due to  heightened  competition  or the  announcement that Sierra will treat CII Financial as a discontinued operation;

     o    inadequate  premium rates,  especially due to heightened  competition, and  miscalculations in the underlying loss costs and other factors in
          CII Financial's rate filings and in underwriting accounts;

     o    established  reserves  for  submitted  claims  and  incurred  but  not reported,  or IBNR,  claims may  understate  our actual  liability for claims and benefits payable;

     o    increased litigation,  medical utilization and administrative burdens, particularly in California;

     o    terrorist acts that directly affect CII Financial's  policyholders  or
          CII Financial's ability to operate its business;

     o    a sustained and severe economic recession in California which accounts for  approximately  69% of CII Financial's  premium revenue,  or which affects the construction  industry,  which accounts for  approximately
          25% of CII Financial's premium revenue;

     o    adverse loss  development  resulting from  unanticipated  increases or changes in CII Financial's claims costs;

     o    inability or  unwillingness  of CII  Financial's  reinsurers  to honor their contractual obligations;

     o    increases in CII Financial's reinsurance costs without a corresponding increase in CII Financial's premium rates;

     o    inability to maintain CII Financial's  reinsurance  coverage at all or at cost effective rates;

     o    declines in investment rates;

     o    new   legislation  or   regulations,   including  the  impact  of  new
          legislation  enacted in California in 2002 that increased  benefits to injured  workers on January 1, 2003,  which  increase CII  Financial's costs without a corresponding increase in premium revenues;

     o    a ratings  downgrade from insurance  rating agencies such as A.M. Best
          Company or Fitch  Ratings,  which occurred on June 1, 2001 when all of our insurance subsidiaries were downgraded; or

     o    power interruptions in California, where CII Financial's main computer systems are located.

We exited the Texas HMO healthcare market and ceased providing coverage on April
17, 2002. We have  recorded  reserves and accrued  expenses for all  anticipated exit-related costs but unanticipated  expenses could result in additional losses during the run-out period.

     We exited the Texas HMO healthcare market and stopped providing  healthcare services  on April  17,  2002.  Unanticipated  expenses,  primarily  related  to litigation and provider settlements, could result in additional losses.

                                       15

              Risks Related to the Debentures and our Common Stock

We are a holding company,  and we may not have access to the cash that is needed to make payment on the Debentures.

     Although  substantially  all of our  operations  are conducted  through our subsidiaries,  none of our  subsidiaries is obligated to make funds available to us for payment on the Debentures.  Accordingly,  our ability to make payments on
the  Debentures  is  dependent  on  the   distribution   of  earnings  from  our
subsidiaries.  The payment to us of dividends from our insurance subsidiaries is subject to state  insurance  laws and  regulations.  Dividends can ordinarily be paid only out of accumulated profits and the amount is subject to a formula test based on a percentage  of total  equity,  as measured on a statutory  accounting basis,  and net income as  reported  on the latest  annual  statutory  financial statement filed with the insurance department.  In addition,  appropriate notice of an intent to pay a dividend must be given to the insurance  department.  Even though an insurer may meet all the requirements to pay a dividend, the insurance department  may  disapprove  the dividend  payment if, in their  judgement,  the dividend  payment may impair the  insurer's  financial  strength.  If an insurer cannot meet all of the  requirements  to pay a  dividend,  the insurer may still file an application to pay a dividend,  which the insurance  department has sole discretion  to  approve or  disapprove.  In  addition  to  insurance  regulatory restrictions, our revolving credit facility has a financial covenant for each of our insurance  subsidiaries to maintain a minimum statutory equity,  which could restrict the payment of dividends to us. In the past three years (2000 to 2002), the Company has not  received  any  dividends  from its  insurance  subsidiaries except for $2.6 million it received from CII Financial in 2001.

     In  connection  with  CII   Financial's   exchange  offer  of  its  7  1/2%
subordinated  convertible  debentures due September 15, 2001 for cash and/or new senior  debentures  due  September  15, 2004,  and the payment of the  remaining subordinated  debentures at maturity,  in 2001,  California  Indemnity Insurance
Company, one of our discontinued workers' compensation  insurance  subsidiaries, received  prior  approval by the  California  Department of Insurance to pay two
dividends totaling $10.0 million to CII Financial, its immediate parent company.
In addition,  California Indemnity paid a $1.5 million dividend to CII Financial in 2002. As noted above, CII Financial in turn paid us $2.6 million in dividends in 2001 but nothing since then.  In 2003,  California  Indemnity  cannot pay any dividends without the prior approval of the California  Department of Insurance.
These  regulatory  or other  restrictions  on our  subsidiaries'  ability to pay dividends or to make other cash payments to us may materially affect our ability to pay principal and interest on our indebtedness.

     Our  subsidiaries  may  incur  additional  indebtedness  that may  severely restrict or prohibit  the making of  distributions,  the payment of dividends or the  making of loans by our  subsidiaries  to us. We cannot  assure you that the agreements  governing the current and future  indebtedness  of our  subsidiaries
will  permit  our   subsidiaries  to  provide  us  with  sufficient   dividends,
distributions or loans to fund payments on these Debentures when due.

We have $115.0  million of  Debentures  outstanding  and the  conversion  of the
Debentures  or the  purchase of the  Debentures  with shares of our common stock could result in substantial dilution of our earnings per share.

     As of June 27, 2003, we had 27,715,000 shares of common stock  outstanding.
In March 2003, we issued $115.0 million of the  Debentures.  The total number of shares of common stock  issuable upon  conversion of the Debentures is 6,287,590
(at the current conversion rate). Each $1,000 principal amount of the Debentures is convertible into 54.6747 shares of our common stock, prior to March 15, 2023, if (1) the sale  price of our  common  stock  issuable  upon  conversion  of the debentures  reaches a specified  threshold;  (2) the  debentures  are called for redemption;  (3) there is an event of default with respect to the debentures; or
(4) specified corporate  transactions have occurred. The conversion rate and the number of shares of common stock issuable upon  conversion of the debentures may be adjusted in certain circumstances and initially represents a conversion price of  $18.29  per  share.  We may be  required  to  purchase  all or  some  of the
Debentures on March 15, 2008,  2013 and 2018 or upon a change in control  event.
In either case,  we may choose to pay the purchase  price of the  Debentures  in cash or our common stock or a  combination  of both. We may not have enough cash on hand or have the ability to access cash to pay the Debentures if presented or at maturity.  The purchase of the Debentures  with shares of our common stock or the  conversion  of the  Debentures  into our  common  stock  could  result in a substantial dilution of our earnings per share.

                                       16

Any decrease in the price of our common stock could adversely affect the trading price of the Debentures.

     The market price of the  Debentures  may be affected by the market price of our common stock. This may result in greater  volatility in the trading price of the  Debentures  than would be expected for  nonconvertible  debt  securities we issue.  In  particular,  decreases in the market price of our common stock could result in decreases in the trading price of the Debentures.

The price of our common stock has been  volatile and we cannot  assure you as to the price at which our common stock will trade in the future.

     There has been significant volatility in the market prices of securities of companies in the healthcare  industry,  including the price of our common stock.
For example,  in 2002,  the closing prices of our common stock ranged from $8.13 to $23.50; in 2001, from $3.59 to $10.97; and, in 2000, from $2.63 to $8.25. See
"Price Range of Common  Stock." Many  factors,  including the outcome of our bid for the T-Nex contract,  our disposal of CII Financial,  medical cost increases, research  analysts'  comments,  announcements  of new legislative and regulatory proposals or laws  relating to healthcare  reform,  changes in our CMS contract, investor  expectations,  the trading volume of our common stock,  litigation and general economic and market conditions,  will influence the trading price of our common stock.

We may be unable to repurchase your Debentures.

     On March 15, 2008,  2013 and 2018, each holder has the right to require us, subject to certain  conditions,  to purchase  all or a portion of that  holder's
Debentures.  In addition, upon a change in control, as defined in the indenture, a holder may require us to repurchase all or a portion of its Debentures,  as we describe under  "Description of the  Debentures-Repurchase  of Debentures at the
Option of  Holders-Change  of Control Put." In either case, we may choose to pay the repurchase  price of the Debentures in cash or common stock or a combination of cash and common  stock and, in the case of a change of control,  the purchase price may be paid in the applicable securities of the surviving corporation.

     If we elect to repurchase the Debentures with common stock or in applicable securities of the surviving corporation, the market price of such securities may decline  before a holder is able to sell such  securities  and,  as a result,  a holder may receive less cash for the repurchase of its  Debentures.  If a change in  control  were  to  occur,  or if a  holder  requires  us to  repurchase  the
Debentures on the dates specified above, we may not have enough funds to pay the repurchase  price for the tendered  Debentures.  Our credit agreement limits the repurchase  of the  Debentures  for cash and further  provides  that a change in control, as defined in the credit agreement, constitutes an event of default. We may enter into future  agreements  relating  to our  indebtedness  with  similar limitations. If a change in control occurs at a time when we are prohibited from repurchasing  the  Debentures for cash, we could seek the consent of our lenders to repurchase  the  Debentures or could attempt to refinance this debt. If we do not  obtain  a  consent,  we will  elect  to pay  the  repurchase  price  of the
Debentures  in shares of our common  stock,  if  allowed  under the terms of the credit agreement or other  agreements  relating to our  indebtedness.  If we are unable to do so, we could not repurchase the Debentures. Our failure to purchase tendered  Debentures  would  constitute an event of default under the indenture, which might  constitute  a default  under the terms of our other  debt.  In such circumstances,  or if a change in control  would  constitute an event of default under our senior secured  indebtedness or our credit agreement,  the payments we may be able to make to you  could be  limited  or  prohibited.  The terms of our
$65.0 million credit facility,  which had no outstanding  balance as of June 30,
2003 require us to repay any outstanding  amounts upon a change of control.  The term "change in control" is limited to certain  specified  transactions  and may not include other events that might harm our financial condition. Our obligation to offer to  repurchase  the  Debentures  upon a change  in  control  would  not
necessarily   afford  you  protection  in  the  event  of  a  highly   leveraged
transaction, reorganization, merger or similar transaction involving us.

                                       17

Your  right  to  receive  payments  on  these  Debentures  will  be  effectively subordinated to our existing and future secured  creditors and other obligations and to the debt and other liabilities of our subsidiaries.

     The Debentures  represent  unsecured  obligations  of Sierra.  Accordingly, holders of our secured  indebtedness,  including the lenders under our revolving credit facility, will have claims that are superior to your claims as holders of the  Debentures  to the  extent of the value of the assets  securing  that other indebtedness.  In the event of any  distribution or payment of our assets in any foreclosure,  dissolution,  winding-up,  liquidation,  reorganization,  or other bankruptcy  proceeding,  holders of secured  indebtedness  including the lenders under our new revolving  credit  facility will have superior  claims to those of our assets that constitute their collateral.  In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the
Debentures.  Holders of the Debentures will participate ratably with all holders of our  unsecured  indebtedness  that is deemed  to be of the same  class as the
Debentures,  and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.
As a result,  holders of Debentures may receive less,  ratably,  than holders of secured indebtedness.

     In addition,  we are a holding  company and conduct  substantially  all our business  through our subsidiaries  and receive  substantially  all our earnings from  them.  As  a  result,  holders  of  the  Debentures  will  be  effectively subordinated to the debt and other liabilities of our subsidiaries including any additional  indebtedness  incurred by our subsidiaries in the future.  As of the date of this prospectus, our subsidiaries have $543,000 of debt outstanding that will effectively rank senior to the Debentures.  Therefore,  in the event of the insolvency or liquidation of a subsidiary,  following payment by such subsidiary of its liabilities,  the subsidiary may not have sufficient  remaining assets to make payments to us as a shareholder or otherwise.  In the event of a default by a subsidiary under our credit arrangement or other  indebtedness,  its creditors could accelerate the debt, prior to such subsidiary  distributing  amounts to us that we could use to make payments on the Debentures.  In addition, if we caused a subsidiary to pay a dividend to us to make payment on the Debentures,  and the dividend were determined to be improperly paid,  holders of the Debentures would be required to return the payment to the subsidiary's creditors.

     As of the date of this  prospectus,  we have $630,000 of debt  outstanding, apart from the $115,000,000  aggregate  principal  amount of the Debentures.  Of this amount,  $86,000 is secured debt.  Our  subsidiaries  have $544,000 of debt outstanding.

     We will be able to incur substantial additional indebtedness in the future, which may rank equally with the  Debentures.  The terms of the Debentures do not impose  any  limitation  on our or  our  subsidiaries'  ability  to  issue  such additional  debt.  Furthermore,  if we fail to  deliver  our  common  stock upon conversion  of a Debenture  and  thereafter  become the subject of a  bankruptcy proceedings,  a holder's  claim for damages  arising  from our failure  could be subordinated to all of our existing and future obligations.

The Debentures are not protected by restrictive covenants.

     Our credit agreement contains various financial  covenants and restrictions
on  our   operations.   The  Debentures  do  not  contain  these  covenants  and
restrictions.  Compliance with the financial  covenants and  restrictions can be waived by the lenders under our credit  agreement  without  regard to the effect such a waiver would have on the holders of the Debentures and, as a result,  the holders of the Debentures could be adversely affected.

There may not be a liquid market for the Debentures,  and you may not be able to sell your Debentures at attractive prices or at all.

     The  Debentures  are a new issue of securities for which there is currently
no  public  market.   Although  the  Debentures  that  were  sold  to  qualified institutional  buyers  under Rule 144A are  eligible  for  trading on the PORTAL market,  any Debentures resold under this prospectus will no longer trade on the
PORTAL  market.  We do not  intend  to  list  the  Debentures  on  any  national securities  exchange or automated  quotation  system.  No assurance can be given that an active  trading  market  for the  Debentures  will  develop or as to the liquidity or  sustainability  of any such market.  Future trading prices for the
Debentures  will  depend  on  many  factors,   including,  among  other  things,

                                       18

prevailing  interest  rates,  our  operating  results and the market for similar securities.  Accordingly,  no assurance  can be given as to your ability to sell your Debentures or the price at which you will be able to sell them.

     Even though we have  registered the Debentures and the shares of underlying common stock held by those who are named as selling securityholders in the table on page 56, we have the right, pursuant to the registration rights agreement, to suspend the use of the registration statement in certain  circumstances.  In the event of such a suspension,  those who are named as selling  securityholders  in the table  will not be able to sell any  Debentures  or  shares of common  stock issuable upon  conversion or payment of the  Debentures  except in  transactions that are exempt from the  registration  requirements  of the  Securities Act and hedging  transactions  may  not be  conducted  unless  in  compliance  with  the
Securities  Act.  If no such  exemption  is  available,  those  who are named as selling stockholders in the table will not be able to sell the Debentures or any shares of our common stock issued upon conversion of Debentures.

Any downgrade in the rating of Debentures may cause their trading price to fall.

     As of May 8, 2003,  the  Debentures  were rated  "BB" or  "Speculative"  by
Fitch, Inc., ranking 14 out of 22 under Fitch, Inc.'s classification system, and
"B+" or "Speculative" by Standard & Poor's Corporation, ranking 12 out of 23 under Standard &  Poor's  classification  system.  Neither such rating is an investment grade rating.  A rating is not a recommendation  to buy, sell or hold securities,  and may be subject to  revision  or  withdrawal  at any time by the rating agency.  Each individual rating should be evaluated  independently of any other rating.  If a rating agency downgrades its rating on the Debentures in the future, the trading prices of the Debentures and our common stock could decline.
Accordingly,  no assurance can be given as to the price at which you may be able to sell your Debentures or our common stock.

If you are able to resell your Debentures, many factors may affect the price you receive, which may be lower than you believe to be appropriate.

     If you are able to resell  your  Debentures,  the price  you  receive  will depend on many factors that may vary over time, including:

          o    the number of potential buyers;

          o    the level of liquidity of the Debentures;

          o    our financial performance;

          o    the amount of indebtedness we have outstanding;

          o    the level,  direction  and  volatility of market  interest  rates generally;

          o    the market for similar securities;

          o    the trading price of our common stock;

          o    the  redemption  and repayment  features of the  Debentures to be sold; and

          o    the time remaining to the maturity of your Debentures.

As a result of these  factors,  you may only be able to sell your  Debentures at prices  below those you believe to be  appropriate,  including  prices below the price you paid for them.

                                       19

                           FORWARD-LOOKING STATEMENTS

     This  prospectus  (including  the  information  incorporated  by reference)
contains  "forward-looking  statements" within the meaning of Section 27A of the
Securities Act of 1933 and Section 21E of the  Securities  Exchange Act of 1934,
both as amended.

     The  forward-looking  statements  regarding  our  business  and  results of operations  should be  considered  by you along with the risk factors  discussed
below.   All   statements   other  than   statements  of  historical   fact  are
forward-looking  statements for purposes of federal and state  securities  laws.
The cautionary  statements are made pursuant to the "safe harbor"  provisions of the Private Securities  Litigation Reform Act of 1995, as amended,  and identify important  factors that could cause our actual results to differ materially from those  expressed  in any  projected,  estimated  or  forward-looking  statements relating to us. These  forward-looking  statements  are generally  identified by their  use of  terms  and  phrases  such as  "anticipate,"  "believe,"  "could,"
"estimate,"  "expect,"  "hope," "intend," "may," "plan,"  "predict,"  "project,"
"seeks,"  "will,"  "continue,"  and other similar  terms and phrases,  including references  to  assumptions.  Some of the  things  that  could  cause our actual results to differ substantially from our expectations are:

     o    loss  of  healthcare   premium  revenues  due  to  heightened  pricing
          competition;

     o    inadequate   premium   revenues   due   to   heightened   competition,
          miscalculations of underlying  healthcare cost inflation,  utilization and other factors in our rate filings and in underwriting accounts;

     o    significant reductions in retaining accounts and members;

     o    inability or delays in making timely changes to healthcare benefits to offset the impact of inadequate premium rates;

     o    loss of Medicare, Medicaid or TRICARE contracts;

     o    our failure to win the  competitive  procurement  for the North Region
          TRICARE Next Generation contract;

     o    inability  to timely and fairly  negotiate  TRICARE  change  orders or contract bid price adjustments with the Department of Defense;

     o    inability to effectively  manage the TRICARE  contract and our at-risk members;

     o    increased  charges and losses  from the  disposition  of our  workers'
          compensation  insurance  business or the  inability to dispose of such business at all or on acceptable terms;

     o    loss of or significant changes in our healthcare provider contracts;

     o    inability  or  unwillingness  of our  contracted  providers to provide healthcare services to our members;

     o    higher than expected medical costs including utilization of services;

     o    the introduction of new medical technologies and pharmaceuticals;

     o    higher  costs of  medical  malpractice  insurance,  increased  claims,
          reduced   coverage   that   increases   our  risk   exposure   or  the
          unavailability  of coverage that either  affects us or our  contracted providers;

     o    unpaid   healthcare   claims  and  healthcare   costs  resulting  from
          insolvencies of providers with whom we have capitated contracts;

                                       20

     o    terrorist  acts that directly  affect the operation of our business or our customers,  policyholders  and members due to military  actions in
          Iraq or elsewhere;

     o    adverse  developments  related to our TRICARE contract due to military actions in Iraq or elsewhere;

     o    a sustained economic recession, especially in Nevada;

     o    adverse  loss  development  on  healthcare   payables  resulting  from
          unanticipated increases or changes in our claims costs;

     o    adverse  legal  judgments  that are not covered by  insurance  or that indirectly  impact our  ability to obtain  insurance  in the future at reasonable costs;

     o    significant declines in investment rates;

     o    inability  to  implement   HIPAA  privacy  rules  or  other   material
          regulatory  requirements  on a  timely,  accurate  and cost  effective basis;

     o    a ratings downgrade from insurance rating agencies,  such as A.M. Best
          Company and Fitch Ratings,  the last of which occurred on June 1, 2001 when  all of our  insurance  subsidiaries  were  downgraded,  and from
          healthcare  quality  rating   organizations,   such  as  the  National
          Committee for Quality Assurance;

     o    changes  in  federal or state tax  regulations  and laws or  programs, including healthcare reform;

     o    inability  to  maintain  or  enhance,  as  required,   our  management
          information  systems to insure,  among  other  things,  the timely and accurate  billing of premiums and the timely and  accurate  payment of claims,  in compliance  with applicable  governmental  and contractual requirements;

     o    inability to expand our  e-business  initiatives on a timely basis and in compliance with government regulations; and

     o    other factors referenced in this prospectus, including those set forth under the caption "Risk Factors."

     Although  we  believe  that  the  expectations  reflected  in  any  of  our
forward-looking   statements  are   reasonable,   actual  results  could  differ
materially  from  those  projected  or  assumed  in any  of our  forward-looking statements.

     In making these  statements,  we disclaim any  intention or  obligation  to address or update each factor in future filings or communications  regarding our business or results, and we do not undertake to address how any of these factors may have caused  changes to  discussions  or  information  contained in previous filings or communications.  In addition,  any of the matters discussed below may have affected our past results and may affect future results, so that our actual results  may  differ  materially  from  those  expressed  here  and in  prior or subsequent communications.

                                       21

                                 USE OF PROCEEDS

     The selling  securityholders will receive all of the proceeds from the sale of the Debentures and  underlying  common stock.  We will not receive any of the proceeds from the sales by any selling  securityholders  of  Debentures  and the underlying common stock.

                                 DIVIDEND POLICY

     No cash  dividends  have been paid on the common stock since our inception.
We  currently  intend to retain our  earnings for use in our business and do not anticipate  paying any cash dividends in the  foreseeable  future.  As a holding company,  our ability to service our debt and to declare  and pay  dividends  is dependent upon cash distributions from our operating  subsidiaries.  The ability of our HMO and our  insurance  subsidiaries  to  declare  and pay  dividends  is limited by state regulations  applicable to the maintenance of minimum deposits, reserves and net worth.  The declaration of any future  dividends will be at the discretion  of our board of directors  and will depend on,  among other  things, future  earnings,  debt covenants,  operations,  capital  requirements,  the tax treatment of dividends, our financial condition and general business conditions.
Our credit agreement restricts our ability to pay dividends.

                                       22

                                 CAPITALIZATION

The following table sets forth our  consolidated  cash and cash  equivalents and capitalization at March 31, 2003. You should read this table in conjunction with our  consolidated  financial  statements and the related notes  incorporated  by reference in this prospectus.

                                                                                            March 31, 2003
                                                                                            --------------

                                                                                            (In thousands)

Cash and cash equivalents (1)...................................................                  $176,643
                                                                                                   -------

Debt:
      Current portion of Kaiser mortgage note (2)...............................                     2,533
      Current portion of CII Financial, Inc., senior debentures (2)(3)..........                     1,421
      Current portion of other debt (4).........................................                       704
      Long-term portion of mortgage note (2)....................................                    11,795
      Long-term portion of CII Financial, Inc., senior debentures (2)(3)........                    14,536
      Long-term portion of other debt...........................................                       328
      Senior secured credit facility............................................                         0
      Senior convertible debentures due 2023....................................                   115,000
                                                                                                   -------
           Total Debt...........................................................                   146,317
                                                                                                   -------

Stockholders' Equity:
      Common stock, $.005 par value, 60,000 shares authorized; shares                                  156
            issued: 31,114......................................................
      Additional paid-in capital................................................                   198,466
      Deferred compensation.....................................................                      (326)
      Treasury stock: 3,374 common stock shares.................................                   (44,706)
      Accumulated other compensation gain.......................................                       892
      Accumulated deficit.......................................................                    (8,039)
                                                                                                   -------
Total stockholders' equity......................................................                   146,443
                                                                                                   -------
           Total capitalization.................................................                  $292,760
                                                                                                   =======
-----------------------
(1)  Includes cash and cash  equivalents  for  discontinued  operations of $63.9 million.
(2)  Represents debt of discontinued operations.
(3)  On May 5, 2003,  CII Financial  announced it was calling for  redemption on
     June 3,  2003  all of its  outstanding  senior  debentures.  The  aggregate redemption  price is $15.6  million  including the  applicable  premium and accrued  interest to the redemption  date. CII Financial  obtained the funds needed to pay the redemption  price from Sierra and/or one of its unregulated subsidiaries.  The debentures were paid off on June 3, 2003.
(4)  Includes the portion of other debt for discontinued operations of $195,000.

                                       23

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of  earnings  to fixed  charges  for the  periods  shown has been
computed  by  dividing  earnings   available  for  fixed  charges  (income  from
continuing   operations   before  income  taxes  plus  fixed  charges  including
capitalized  interest) by fixed charges (interest expense including  capitalized interest).  Interest  expense  includes the portion of operating  rental expense which we believe is representative of the interest component of rental expense.

                                                                                                      Three Months Ended
                                                      Year Ended December 31,                             March 31,
                                    ---------------------------------------------------------       ----------------------
                                    1998          1999          2000        2001         2002         2002         2003
                                    ----          ----          ----        ----         ----         ----         ----
                                                                   (Dollars in thousands)
Income (loss) from continuing
   operations before income
   taxes.......................    $40,922       $ 5,492     $(40,224)     $22,642      $64,396      $10,601      $23,644
                                    ------        ------      -------       ------       ------       ------       ------

Fixed Charges:

Interest expense (including
   capitalized interest).......      4,610        14,315       17,932       15,815        7,537        3,064        1,620
Interest relating to rental
   expense (1).................      2,417         2,428        2,387        2,609        5,193          768        1,664
                                    ------        ------       ------       ------       ------       ------       ------
      Total fixed charges            7,027        16,743       20,319       18,424       12,730        3,832        3,284
                                    ------        ------       ------       ------       ------       ------       ------

Earnings available for fixed
   charges.....................    $47,949       $22,235     $(19,905)     $41,066      $77,126      $14,433      $26,928
                                    ------        ------      -------       ------       ------       ------       ------

Ratio of earnings to fixed
  charges......................        6.82          1.33       -  (2)        2.23         6.06         3.77         8.20
-----------------------

     (1)  The representative interest portion of rental expense was deemed to be one-third of all rental expense.
     (2)  Earnings were not  sufficient  to cover fixed charges  during the year ended  December  31, 2000,  by $40.2  million;  all other  periods had sufficient income to cover charges.

                                                                     24

                           PRICE RANGE OF COMMON STOCK

Our  common  stock is listed on the New York  Stock  Exchange  under the  symbol
"SIE." On July 2, 2003, the last reported sale price of the common stock on the
NYSE was $20.00 per share.  The following  table  presents the range of high and low closing  sales  prices for our common stock since  January 1, 2001,  for the periods indicated.

                                                                             Price
                                                                ------------------------------
                                                                    High              Low
                                                                    ----              ---
         Year Ended December 31, 2001:
         First Quarter...................................          $  6.70        $   3.59
         Second Quarter..................................             7.04            4.06
         Third Quarter...................................            10.97            6.35
         Fourth Quarter..................................             9.75            6.97

         Year Ended December 31, 2002:
         First Quarter...................................         $  13.08        $   8.13
         Second Quarter..................................            22.35           13.17
         Third Quarter...................................            23.50           16.16
         Fourth Quarter..................................            20.17            9.93

         Year Ended December 31, 2003:

         First Quarter...................................         $  14.75        $  11.75
         Second Quarter..................................            21.60           12.24

                                       25

                          DESCRIPTION OF THE DEBENTURES

     We issued the  Debentures  under an  indenture,  dated as of March 3, 2003, between us and Wells  Fargo Bank  Minnesota,  N.A.,  as trustee.  The  following description is only a summary of the material  provisions of the indenture,  the
Debentures,  and the registration  rights agreement,  dated as of March 3, 2003, among Sierra Health  Services,  Inc.,  Banc of America  Securities  LLC,  Credit
Lyonnais Securities (USA) Inc., and U.S. Bancorp Piper Jaffray, Inc. We urge you
to  read  these  documents  in  their  entirety   because  they,  and  not  this
description,  define  your  rights as holders of the  Debentures.  Copies of the indenture and registration  rights agreement have been filed with the Securities and Exchange  Commission  as exhibits to this  registration  statement.  In this section of the  prospectus,  when we refer to "Sierra  Health  Services,  Inc.,"
"Sierra,"  "we," "our" or "us" in this section,  we are referring only to Sierra
Health Services, Inc., a Nevada corporation, and not its subsidiaries.

General Terms of the Debentures

          The  Debentures:

     o    are limited to  $115,000,000  in aggregate  principal  amount,  all of which were issued in March 2003;

     o    bear  interest  at  a  per  year  rate  of  2  1/4%  payable  in  cash semi-annually on each March 15 and September 15,  beginning  September
          15, 2003, as set forth below under "--Interest;"

     o    bear  additional  interest in cash if we fail to comply  with  certain obligations as set forth below under "--Registration Rights;"

     o    have been issued only in  denominations of $1,000 principal amount and integral multiples thereof;

     o    are general unsecured obligations of Sierra,  ranking equally with all of our other  existing and future  obligations  that are unsecured and
          unsubordinated;   as  indebtedness  of  Sierra,   the  Debentures  are
          effectively  subordinated to all  indebtedness  and liabilities of our subsidiaries;

     o    are  convertible  into our common stock initially at a conversion rate
          of  54.6747   shares  per  $1,000   principal   amount  of  Debentures
          (equivalent  to an  initial  conversion  price of $18.29  per  share), subject to such  conditions  and  adjustments  as are described  under
          "--Conversion Rights;"

     o    are redeemable at our option in whole or in part for cash beginning on
          March 20, 2008, upon the terms set forth under "--Optional  Redemption by Us;"

     o    are subject to repurchase by us at your option on March 15, 2008, 2013 and 2018 or upon a change of  control  of  Sierra,  upon the terms set forth  below  under  "--Repurchase  of  Debentures  at the  Option  of
          Holders--Optional  Put" and  "--Repurchase of Debentures at the Option
          of Holders--Change of Control Put;" and

     o    are due on March 15, 2023, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

     As of the date of this  prospectus,  we have $630,000 of debt  outstanding, apart from the $115,000,000  aggregate  principal  amount of the Debentures.  Of this amount,  $86,000 is secured debt.  Our  subsidiaries  have $544,000 of debt outstanding.

     The  indenture  does  not  contain  any  financial  covenants  and does not restrict us or our  subsidiaries  from paying  dividends,  incurring  additional indebtedness or issuing or repurchasing our other securities. The indenture also does not protect you in the event of a highly leveraged  transaction or a change of control of Sierra,  except to the extent  described  under  "--Repurchase  of
Debentures at the Option of  Holders--Change  of Control Put" and  "--Conversion
Rights--Conversion  Rights Upon  Occurrence of Certain  Corporate  Transactions"
below.

     No sinking  fund is provided  for the  Debentures  and the  Debentures  are subject to defeasance.  The Debentures have been issued only in registered form, without  coupons,  in  denominations  of $1,000  principal  amount

                                       26

and  integral multiples thereof.

     You may present  definitive  Debentures  for  conversion,  registration  of transfer  and  exchange  at our office or agency in New York City,  which  shall initially be the principal corporate trust office of the trustee, in care of the
Depository Trust Company,  located at 55 Water Street, New York, New York 10041.
For information regarding  conversion,  registration of transfer and exchange of global  Debentures,  see "--Form,  Denomination  and  Registration."  No service charge will be made for any  registration of transfer or exchange of Debentures, but we may  require  payment  of a sum  sufficient  to  cover  any tax or  other governmental charge payable in connection therewith.

     We  will  make  all  payments  at  maturity  on  global  Debentures  to The
Depository Trust Company, or DTC, in immediately available funds.

Interest

     The  Debentures  bear  interest  at a rate of 2 1/4% per year from March 3,
2003.  We will also pay  additional  interest if we fail to comply with  certain obligations  as set  forth  below  under  "--Registration  Rights".  We will pay interest  semiannually  on  March 15 and  September  15 of each  year  beginning
September  15,  2003,  to  holders  of record at the  close of  business  on the preceding March 1 and September 1, respectively.

          There are two exceptions to the preceding paragraph:

     o    In  general,  we will  not pay  accrued  and  unpaid  interest  on any
          Debentures that are converted into our common stock. Instead,  accrued interest  will be deemed paid by the common stock  received by holders on  conversion.  If a  holder  of  Debentures  delivers  a  notice  of conversion  after a record date for an  interest  payment but prior to the  corresponding  interest  payment date, the holder will receive on that  interest  payment  date  accrued  and unpaid  interest  on those
          Debentures,  notwithstanding  the  holder's  delivery  of a notice  of conversion  with respect to those  Debentures  prior to that  interest payment date,  because that holder will have been the holder of record on the  corresponding  record date.  However,  at the time that holder surrenders  Debentures  for  conversion,  the holder must pay to us an amount equal to the interest that has accrued and that will be paid on the related  interest  payment date.  The preceding  sentence does not apply,  however,  to a holder that converts Debentures that are called by us for redemption  after a record date for an interest  payment but prior to the corresponding interest payment date.  Accordingly,  if we elect to redeem  Debentures  on a date that is after a record date but prior to the  corresponding  interest  payment date, and prior to such redemption  date  a  holder  of  Debentures  selected  for  redemption delivers a notice of conversion with respect to those Debentures,  the holder  will  not be  required  to pay us,  at the  time  that  holder surrenders those Debentures for conversion,  the amount of interest it will receive on the interest payment date.

     o    We will pay  interest  to a person  other than the holder of record on the record date if we elect to redeem,  or holders elect to require us to  repurchase,  the  Debentures on a date that is after a record date but on or prior to the  corresponding  interest  payment date. In this instance,  we will pay accrued and unpaid  interest on the  Debentures being  redeemed  to, but not  including,  the  redemption  date or the repurchase  date,  as the case may be,  to the same  person to whom we will pay the principal of those Debentures.

          Except as provided below, we will pay interest on:

     o    global Debentures to DTC in immediately available funds;

     o    any  definitive  Debentures  having an aggregate  principal  amount of
          $5,000,000 or less by check mailed to the holders of those Debentures;
          and

     o    any definitive Debentures having an aggregate principal amount of more than  $5,000,000 by wire

                                       27

          transfer in  immediately  available  funds if requested by the holders of those Debentures.

     At  maturity,  we will pay  interest on any  definitive  Debentures  at our office  or  agency  in New York  City,  which  initially  will be the  principal corporate trust office of the trustee, Wells Fargo Bank Minnesota, N.A., in care of the Depository Trust Company,  located at 55 Water Street, New York, New York
10041.

     Interest  generally  will  be  computed  on the  basis  of a  360-day  year comprised of twelve 30-day months.

Conversion Rights

     General

     You may convert all or any portion of any  outstanding  Debentures into our common  stock,  subject  to  the  conditions  described  below,  initially  at a conversion rate of 54.6747 shares per $1,000  principal amount of the Debentures
(equal to an initial  conversion  price of $18.29  per  share).  Any  Debentures called for redemption must be surrendered  for conversion  prior to the close of business on the business day prior to the redemption date.

     The conversion  rate is subject to adjustment as described  below.  We will not issue  fractional  shares of common stock upon conversion of the Debentures.
Instead,  we will pay the cash value of such  fractional  shares  based upon the sale price of our common  stock on the business day  immediately  preceding  the conversion  date. You may convert  Debentures  only in  denominations  of $1,000 principal amount and integral multiples thereof.

     Upon  determination  that holders of Debentures  are or will be entitled to convert their  Debentures in accordance with the following  provisions,  we will disseminate a press release through Dow Jones & Company,  Inc., or Bloomberg
Business  News  and  publish  such   information  on  our  website  as  soon  as
practicable.

     If  you  have  exercised  your  right  to  require  us to  repurchase  your
Debentures  as described  under  "--Repurchase  of  Debentures  at the Option of
Holders," you may convert your Debentures as provided below only if you withdraw your  repurchase  or  change of  control  repurchase  notice  and  convert  your
Debentures  prior to the  close of  business  on the  business  day  immediately preceding the applicable repurchase date.

     Holders may surrender Debentures for conversion until the close of business on March 15, 2023, only under the following circumstances:

     Conversion Rights Based on Common Stock Price.  Holders may surrender their
Debentures for  conversion  into shares of common stock in any fiscal quarter of ours  (and  only  during  such  fiscal  quarter),  if, as of the last day of the immediately  preceding fiscal quarter, the sale price of our common stock for at least 20 trading days in a period of 30  consecutive  trading days ending on the last trading day of such preceding fiscal quarter exceeds 120% of the conversion price per  share of common  stock on such  last  trading  day of such  preceding fiscal quarter.

     The "sale  price" of our  common  stock on any date means the  closing  per share sale price (or if no closing  sale price is  reported,  the average of the bid and ask  prices  or, if more than one in either  case,  the  average  of the average bid and the average ask prices) on that date as reported on the New York
Stock Exchange, or NYSE, Consolidated Tape or, if our common stock is not listed on the NYSE, then as reported on the principal U.S. securities exchange in which our common stock is traded or by the National  Association of Securities Dealers
Automated Quotation, or Nasdaq, system, as the case may be.

     "Trading  day" means a day during  which  trading in  securities  generally occurs on the NYSE or, if the  common  stock is not  listed  for  trading on the
NYSE, on the principal other national or regional  securities  exchange on which the  common  stock is then  listed  or, if the  common  stock is not  listed for trading on a national or regional securities exchange,  on the Nasdaq system or, if the common stock is not quoted on the Nasdaq system,  on the principal  other market on which the common stock is then traded.

     Conversion  Rights Upon Notice of  Redemption.  A holder may  surrender for conversion,  in  accordance  with  the  conversion  rights  provided  herein,  a
Debenture  called for  redemption  at any time prior to the close of business on the  business day prior to the  redemption  date,  even if the  Debenture is not otherwise convertible at such time. A

                                       28

Debenture  for which a holder has  delivered  a  repurchase  notice or change of control  repurchase  notice as  described  below  requiring  us to purchase  the
Debenture may be surrendered  for conversion only if such notice is withdrawn in accordance with the indenture.

     Conversion  upon an Event of  Default.  If an event of  default  under  the indenture has occurred with respect to the  Debentures,  the  Debentures  may be surrendered  for conversion at any time during the  continuance of such event of default.  The Debentures will cease to be convertible pursuant to this paragraph following the cure or waiver of such event of default.

     Conversion Rights Upon Occurrence of Certain Corporate Transactions.  If we
are party to a consolidation, merger or binding share exchange pursuant to which our shares of common  stock will be  converted  into cash,  securities  or other property,  the Debentures  may be surrendered  for conversion at any time during the period that commences on the date which is 15 days prior to the  anticipated effective date of the  transaction  and ends on, and does not include,  the date which is 15 days after the actual date of such transaction and, at the effective time,  the right to  convert a  Debenture  into  shares of common  stock will be changed into a right to convert it into the kind and amount of cash,  securities or other property of ours or another person which the holder would have received if the holder had converted  the holder's  Debentures  immediately  prior to the transaction.  If the  transaction  also  constitutes  a "change of  control," as defined  below,  the holder can require us to repurchase all or a portion of its
Debentures  as described  under  "--Repurchase  of  Debentures  at the Option of
Holders--Change of Control Put."

     If we elect to make (1) a  distribution  described in the fourth  clause of the  first  paragraph  under  "--Conversion  Rate  Adjustments"  below  or (2) a distribution  of cash to all holders of our common  stock,  in either case which distribution  has a per share  value equal to more than 15% of the sale price of our  shares  of  common  stock on the  trading  day  immediately  preceding  the declaration  date for such  distribution,  we will be required to give notice to the holders of  Debentures  at least 20 days prior to the  ex-dividend  date for such  distribution  and, upon the giving of such notice,  the  Debentures may be surrendered  for  conversion  at any time  until  the close of  business  on the business day immediately preceding the ex-dividend date for such distribution or until we announce that such  distribution  will not take place. No adjustment to the conversion rate or the ability of a holder of a Debenture to convert will be made  if  we  provide  that  holders  of  Debentures  will  participate  in  the distribution without conversion or in certain other cases.

     Conversion Procedures

     By delivering to the holder the number of shares issuable upon  conversion, together with a cash payment in lieu of any fractional  shares,  we will satisfy our  obligation  with  respect to the  Debentures.  That is,  accrued and unpaid interest,  including additional  interest,  if any, will be deemed to be paid in full rather than  canceled,  extinguished  or forfeited.  We will not adjust the conversion  rate to  account  for any  accrued  and unpaid  interest,  including additional interest, if any.

     You  will  not be  required  to pay any  taxes or  duties  relating  to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty which may be payable relating to any transfer  involved in the issuance or delivery of the common stock in a name other than your own.  Certificates  representing  shares of common stock will be issued or delivered only after all applicable taxes and duties,  if any, payable by you have been paid.

     To convert  interests  in a global  Debenture,  you must deliver to DTC the appropriate  instruction  form  for  conversion  pursuant  to  DTC's  conversion program.

     To   convert a definitive Debenture, you must:

     o    complete the  conversion  notice on the back of the  Debentures  (or a facsimile thereof);

     o    deliver  the  completed  conversion  notice and the  Debentures  to be converted to the specified  office of the  conversion  agent;  pay all funds required,  if any,  relating to interest on the Debentures to be converted to which you are not entitled, as described in "--Interest;"
          and

                                       29

     o    pay all  taxes  or  duties,  if any,  as  described  in the  preceding paragraph.

     The  conversion  date  will  be the  date  on  which  all of the  foregoing requirements  have been  satisfied.  The Debentures  will be deemed to have been converted  immediately  prior to the close of business on the conversion date. A certificate  for the number of shares of common stock into which the  Debentures are converted (and cash in lieu of any  fractional  shares) will be delivered to you as soon as practicable on or after the conversion date.

     Conversion Rate Adjustments

     We will adjust the conversion rate if any of the following events occur:

          (1) we issue our common  stock as a dividend  or  distribution  on our common stock;

          (2) we issue to all holders of common stock certain rights or warrants to purchase our common stock,  entitling them to purchase or subscribe for our common stock at less than the then-current market price of our common stock;

          (3) we subdivide or combine our common stock;

          (4) we  distribute  to all holders of our common  stock  shares of our
          capital  stock,   evidences  of  indebtedness  or  assets,   including
          securities but excluding:

                  (a)    rights or warrants listed in (2) above;

                  (b)    dividends or distributions listed in (1) above; and

                  (c)    cash distributions listed in (5) below.

          (5) we pay an  extraordinary  cash  dividend on our common stock in an amount per share of common stock which, together with any cash and the fair market value of any other consideration payable in respect of any tender  or  exchange  offer by us or one of our  subsidiaries  for our common stock  consummated  within the preceding 12 months for which no adjustment  has been  made,  exceeds  10% of the  average  of the last reported  sale price of the common  stock  during the ten trading days immediately  prior to the declaration date of the  extraordinary  cash dividend. "Extraordinary cash dividend" means any cash distribution or
          cash  dividend  on  our  common  stock,   excluding  any  dividend  or
          distribution  in  connection  with  our  liquidation,  dissolution  or winding up; and

          (6) we or one of our  subsidiaries  make purchases of our common stock pursuant to a tender  offer or exchange  offer for our common stock to the extent such  purchases  involve an aggregate  consideration  that, together with:

          o    any cash and the fair  market  value of any  other  consideration paid in any other tender  offer by us or any of our  subsidiaries for our common stock expiring within the 12 months  preceding the tender offer for which no adjustment has been made, plus

          o    the aggregate amount of any extraordinary cash dividends referred to in (5) above to all  holders  of our  common  stock  within 12 months  preceding the expiration of the tender offer for which no
               adjustments   have  been   made,   exceeds   10%  of  our  market
               capitalization on the expiration of the tender offer.

          In   the event of:

          o    any reclassification of our common stock;

          o    a  consolidation,  merger,  binding share exchange or combination involving us; or

                                       30

          o    a sale or conveyance to another  person or entity of our property or assets substantially as an entirety;

in which  holders of common  stock  would be entitled  to receive  stock,  other securities,  other  property,  assets  or  cash  for  their  common  stock,  the conversion  rate will not be adjusted,  provided  that upon  conversion  of your
Debentures you will be entitled to receive the same type of consideration  which you would have been entitled to receive if you had converted the Debentures into our common stock immediately prior to any of these events.

     We have entered  into a rights  agreement,  dated as of June 14, 1994,  and amended  August 10,  2002,  pursuant to which we will issue,  subject to certain limitations and triggering events set forth in the rights  agreement,  one right to purchase one one-hundredth of a share of a series of our preferred stock with respect  to each  share of our  common  stock.  If the  rights  under the rights agreement  separate  from the  underlying  common stock such that any holders of
Debentures  would not be entitled to receive any rights in respect of the common stock issuable upon conversion or repurchase of the  Debentures,  the conversion rate will be adjusted on the separation  date. In lieu of any such adjustment to the conversion  rate, we may amend the rights  agreement to provide that holders of Debentures  will be entitled to receive upon  conversion,  in addition to the shares of common  stock,  the  rights  under the rights  agreement  even if such rights have separated from the underlying common stock.

     We will not make any adjustment if holders of Debentures may participate in the transactions described above or in cases:

     o    where the fair  market  value of assets,  debt  securities  or certain rights,  warrants  or  options to  purchase  our  securities  that are applicable  to one  share  of  common  stock  and are  distributed  to stockholders  equals or exceeds the  average  sale price of the common stock over a specified period; or

     o    in which the average  sale price of the common  stock over a specified period exceeds the fair market value of the assets, debt securities or rights, warrants or options so distributed by less than $1.00.

Rather than being entitled to an adjustment in the conversion  price, the holder of a Debenture will be entitled to receive upon  conversion,  in addition to the shares of common  stock,  the kind and  amount of  assets,  debt  securities  or rights,  warrants or options  comprising the distribution  that the holder would have received if the holder had converted its  Debentures  immediately  prior to the record  date for  determining  the  shareholders  entitled  to  receive  the distribution.

You may in certain situations be deemed to have received a distribution  subject to United  States  federal  income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion  rate  adjustment.  See "Material  United States Federal Income Tax
Considerations--United States Holders--Adjustment of Conversion Price."

To the  extent  permitted  by law,  we may,  from  time to  time,  increase  the conversion  rate for a period of at least 20 days if our board of directors  has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. We would give holders at least 15 days notice of any increase in the conversion rate. In addition, we may increase the  conversion  rate if our board of  directors  deems it advisable to avoid or diminish  any income tax to holders  of common  stock  resulting  from any stock distribution.

We will not be required to make an adjustment in the conversion  rate unless the adjustment  would  require a change of at least one  percent  in the  conversion rate.  However,  we will carry  forward any  adjustments  that are less than one percent of the conversion  rate.  Except as described above in this section,  we will not adjust the  conversion  rate for any  issuance  of our common  stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Optional Redemption by Us

     Prior to March 20,  2008,  the  debentures  will not be  redeemable  at our option.  Beginning on March 20, 2008, we may redeem the  Debentures  for cash at any time as a whole,  or from time to time in part, at a redemption  price equal to the  principal  amount of the  Debentures  redeemed,  plus accrued and unpaid interest, including

                                       31

additional interest, if any, to the redemption date.

     We will  give  at  least  30  days  but not  more  than 60 days  notice  of redemption  by  mail  to  holders  of  Debentures.  Debentures  or  portions  of
Debentures  called for  redemption  will be  convertible by the holder until the close of business on the business day prior to the redemption date.

     If we do not redeem all of the  Debentures,  the  trustee  will  select the
Debentures to be redeemed in principal  amounts of $1,000 or integral  multiples thereof,  by lot or on a pro rata basis. If any Debentures are to be redeemed in part only, we will issue a new Debenture or Debentures  with a principal  amount equal  to the  unredeemed  principal  portion  thereof.  If a  portion  of  your
Debentures is selected for partial  redemption and you convert a portion of your
Debentures,  the  converted  portion will be deemed to be taken from the portion selected for redemption.

Repurchase of Debentures at the Option of Holders

     Optional Put

     On March 15, 2008, 2013 and 2018,  holders may require us to repurchase any outstanding  Debentures  for which the holder  has  properly  delivered  and not withdrawn a written repurchase notice, subject to certain additional conditions, at a purchase  price  equal to the  principal  amount of those  Debentures  plus accrued  and unpaid  interest,  including  additional  interest,  if any, to the repurchase date.

     Holders may submit their  Debentures  for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the  repurchase  date until the close of business on the third  business  day prior to the repurchase date.

     Instead of paying the purchase price in cash, we may pay the purchase price in common stock,  or a combination of common stock and cash, at our option.  The number of shares of common  stock a holder will  receive will equal the relevant amount of the purchase  price divided by 99.0% of the average of the sale prices of our common stock for the 20 trading days immediately  preceding and including the third trading day prior to the repurchase date.  However, we may not pay the purchase  price in common stock or a combination of common stock and cash unless we satisfy  certain  conditions  prior to the repurchase date as provided in the indenture, including:

     o    registration  of the  shares of our  common  stock to be  issued  upon repurchase under the Securities Act and the Exchange Act, if required;

     o    qualification  of the  shares of our  common  stock to be issued  upon repurchase under  applicable  state securities laws, if necessary,  or the availability of an exemption therefrom; and

     o    listing of our common  stock on a United  States  national  securities exchange or quotation  thereof in an inter-dealer  quotation system of any registered United States national securities association.

     We will be required to give notice at least 20 business  days prior to each repurchase  date to all holders at their  addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating,  among other  things,  the  procedures  that  holders  must  follow  to  require  us to repurchase  their  Debentures as described  below and whether the purchase price will be paid in cash or common stock, or a combination with a portion payable in cash or common stock.

     Because the sale price of our common stock will be determined  prior to the applicable  repurchase date, holders of Debentures bear the market risk that our common stock will decline in value between the date the sale price is calculated and the repurchase date.

     The  repurchase  notice  given by each  holder  electing  to  require us to repurchase Debentures shall be given so as to be received by the paying agent no later  than  the  close of  business  on the  third  business  day  prior to the repurchase date and must state:

                                       32

     o    the certificate numbers of the holders' Debentures to be delivered for repurchase;

     o    the portion of the principal  amount of Debentures to be  repurchased, which must be $1,000 or an integral multiple thereof; and

     o    that  the  Debentures  are to be  repurchased  by us  pursuant  to the applicable provisions of the Debentures.

     A holder may withdraw any repurchase  notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately  preceding the repurchase  date. The notice of withdrawal  shall state:

     o    the principal amount of Debentures being withdrawn;

     o    the certificate numbers of the Debentures being withdrawn; and

     o    the principal amount, if any, of the Debentures that remain subject to the repurchase notice.

     In connection with any repurchase, we will, to the extent applicable:

     o    comply with the  provisions  of Rule  13e-4,  Rule 14e-1 and any other
          tender   offer  rules  under  the  Exchange  Act  which  may  then  be applicable; and

     o    file a Schedule TO or any other  required  schedule under the Exchange
          Act.

     Our  obligation  to pay the  purchase  price  for  Debentures  for  which a repurchase  notice has been  delivered and not validly  withdrawn is conditioned upon the holder delivering the Debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the purchase  price for the  Debentures to be paid promptly  following the later of the repurchase date or the time of delivery of the Debentures, together with such endorsements.

     If the paying  agent  holds  money or common  stock  sufficient  to pay the purchase price of the Debentures for which a repurchase notice has been given on the business day following the repurchase  date in accordance  with the terms of the indenture,  then, immediately after the repurchase date, the Debentures will cease to be outstanding and interest,  including additional interest, if any, on the Debentures will cease to accrue, whether or not the Debentures are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other  than the  right to  receive  the  purchase  price  upon  delivery  of the
Debentures.

     Our  ability  to  repurchase   Debentures   for  cash  may  be  limited  by
restrictions  on our  ability  to  obtain  funds  for  such  repurchase  through dividends  from our  subsidiaries  and the terms of our then existing  borrowing agreements.  For example,  our revolving credit  facility,  which we expect will expire in 2006, limits our ability to repurchase the Debentures for cash.

     Change of Control Put

     If a change of control, as described below, occurs, you will have the right
(subject to certain  exceptions set forth below) to require us to repurchase all of your Debentures not previously called for redemption, or any portion of those
Debentures  that is equal to $1,000 in  principal  amount or integral  multiples thereof  for cash,  at a purchase  price  equal to the  principal  amount of all
Debentures  you  require us to  repurchase  plus  accrued  and unpaid  interest, including  additional  interest,  if any, on those  Debentures to the repurchase date.  Notwithstanding the foregoing,  we may be required to offer to repurchase our other senior debt on a pro rata basis with the  Debentures  or to repurchase debt of our subsidiaries, upon a change of control, if similar change of control offers are or will be  required  by our other  senior  debt or other  subsidiary debt.

     Instead of paying the purchase price in cash, we may pay the purchase price in our  common  stock  or,  in the  case of a  merger  in  which  we are not the surviving  corporation,  common stock,  ordinary  shares or American

                                       33

Depositary Shares of the surviving  corporation or its direct or indirect parent corporation, cash or a combination of the applicable securities and cash, at our option.  The number of shares of the  applicable  common  stock or  securities a holder will receive will equal the relevant amount of the purchase price divided by 99.0% of the average of the sale  prices of the  applicable  common  stock or securities for the 20 trading days immediately preceding and including the third day prior to the repurchase date.  However, we may not pay the purchase price in the  applicable  common stock or securities or a combination  of the  applicable common stock or securities and cash, unless we satisfy certain  conditions prior to the repurchase date as provided in the indenture, including:

     o    registration  of  the  shares  of  the  applicable   common  stock  or
          securities to be issued upon  repurchase  under the Securities Act and the Exchange Act, if required;

     o    qualification  of  the  shares  of  the  applicable  common  stock  or securities  to  be  issued  upon  repurchase  under  applicable  state securities  laws, if necessary,  or the  availability  of an exemption therefrom; and

     o    listing  of the  applicable  common  stock or  securities  on a United
          States  national  securities  exchange  or  quotation  thereof  in  an inter-dealer quotation system of any registered United States national securities association.

     Within 30 days after the occurrence of a change of control, we are required to give you  notice  of the  occurrence  of the  change of  control  and of your resulting  repurchase right and whether the purchase price will be paid in cash, the  applicable  common stock or  securities,  or a  combination  with a portion payable in cash or the  applicable  common stock or  securities.  The repurchase date  will be 30 days  after  the date on which we give  notice  of a change  of control. To exercise the repurchase right, you must deliver,  prior to the close of business on the business  day  immediately  preceding  the  repurchase  date, written  notice to the paying agent of your exercise of your  repurchase  right, together  with  the  Debentures  with  respect  to  which  your  right  is being exercised.  You may  withdraw  this notice by  delivering  to the paying agent a notice  of  withdrawal  prior  to the  close of  business  on the  business  day immediately preceding the repurchase date.

     Because the sale price of the applicable common stock or securities will be determined prior to the applicable  repurchase date,  holders of Debentures bear the market risk that the applicable  common stock or securities  will decline in value between the date the sale price is calculated and the repurchase date.

     A "change of  control"  will be deemed to have  occurred at such time after the original issuance of the Debentures when any of the following has occurred:

     o    the acquisition by any person, including any syndicate or group deemed to be a  "person"  under  Section  13(d)  (3) of the  Exchange  Act of beneficial  ownership,  directly  or  indirectly,  through a purchase, merger or other acquisition transaction or series of purchase,  merger or other  acquisition  transactions,  of shares of our  capital  stock entitling  that  person to  exercise  50% or more of the total  voting power of all shares of our capital stock entitled to vote generally in elections of directors,  other than any  acquisition by us, any of our subsidiaries, or any of our employee benefit plans (except that any of those  persons  shall be deemed to have  beneficial  ownership  of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); or

     o    the  first  day on which a  majority  of the  members  of our board of directors are not continuing directors; or

     o    our consolidation or merger with or into any other person,  any merger of another person into us, or any conveyance, transfer, sale, lease or other  disposition of our properties  and assets  substantially  as an entirety to another person, other than any transaction:

          (1)  that  does  not  result  in  any  reclassification,   conversion,
               exchange or  cancellation  of  outstanding  shares of our capital stock; and

                                       34

          (2)  pursuant to which holders of our capital stock  immediately prior to the transaction have the entitlement to exercise,  directly or indirectly,  50% or more of the total  voting power of all shares of capital  stock  entitled to vote  generally  in  elections  of directors of the continuing or surviving person immediately after giving effect to such issuance; and

          (3)  any  merger,  share  exchange,  transfer  of  assets  or  similar transaction  solely for the purpose of changing our  jurisdiction of incorporation and resulting in a reclassification,  conversion or exchange of  outstanding  shares of common  stock,  if at all, solely into shares of common stock,  ordinary  shares or American
               Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation.

     However,  notwithstanding  the  foregoing,  you will not have the  right to require us to repurchase your Debentures if:

     o    the sale price per share of our common stock for any five trading days within:

          (1)  the period of 10  consecutive  trading  days  ending  immediately
               after  the  later  of  the   change  of  control  or  the  public
               announcement of the change of control, in the case of a change of control under the first or second bullet point above, or

          (2)  the period of 10  consecutive  trading  days  ending  immediately before the change of control,  in the case of a change of control under the third bullet point above,

          equals or exceeds 120% of the  conversion  price of the  Debentures in effect on each of those five trading days; or

     o    100% of the  consideration  in the transaction or transactions  (other than cash  payments for  fractional  shares and cash  payments made in respect of  dissenters'  appraisal  rights)  constituting  a change of control  consists  of  shares  of  common  stock,  ordinary  shares or
          American   Depositary  Shares  traded  or  to  be  traded  immediately following a change of control on a national securities exchange or the
          Nasdaq  National  Market,  and,  as a  result  of the  transaction  or transactions,  the  Debentures  become  convertible  into that  common stock,  ordinary shares or American  Depositary Shares (and any rights attached thereto).

     Beneficial  ownership  shall be determined  in  accordance  with Rule 13d-3 promulgated  by the SEC under the Exchange Act. The term  "person"  includes any syndicate or group that would be deemed to be a "person" under Section  13(d)(3)
of the Exchange Act.

     Rule 13e-4 under the Exchange Act  requires  the  dissemination  of certain information to securityholders if an issuer tender offer occurs and may apply if the repurchase  option becomes  available to holders of the Debentures.  We will comply with this rule and file a Schedule TO (or any  similar  schedule)  to the extent applicable at that time.

     The  definition  of change of  control  includes a phrase  relating  to the conveyance, transfer, sale, lease or disposition of our assets "substantially as an  entirety."  There  is no  precise,  established  definition  of  the  phrase
"substantially as an entirety" under applicable law.  Accordingly,  your ability to  require  us to  repurchase  your  Debentures  as a result  of a  conveyance, transfer,  sale,  lease or other  disposition of less than all our assets may be uncertain.

     If the paying  agent  holds  money or common  stock  sufficient  to pay, in accordance with the terms of the indenture, the purchase price of the Debentures which  holders  have  elected to require us to  repurchase  on the  business day following the repurchase  date,  then,  immediately  after the repurchase  date, those Debentures will cease to be outstanding and interest, including additional interest,  if any, on the  Debentures  will cease to accrue,  whether or not the
Debentures  are delivered to the paying agent.  Thereafter,  all other rights of the holder shall  terminate,  other

                                       35

than the right to receive the purchase price upon delivery of the Debentures.

     The  foregoing  provisions  would not  necessarily  protect  holders of the
Debentures if highly leveraged or other transactions involving us occur that may
affect  holders  adversely.   We  could,  in  the  future,  enter  into  certain
transactions,  including certain recapitalizations,  that would not constitute a change of control with respect to the change of control  purchase feature of the
Debentures  but that would  increase  the  amount of our (or our  subsidiaries')
outstanding indebtedness.

     Our ability to  repurchase  Debentures  for cash upon the  occurrence  of a change of control is subject to important limitations.  Because we are a holding company,  our ability to repurchase  the  Debentures  for cash may be limited by restrictions  on our  ability  to  obtain  funds  for  such  repurchase  through dividends  from our  subsidiaries  and the terms of our then existing  borrowing
agreements.   Our  revolving  credit  facility  limits  the  repurchase  of  the
Debentures  for cash. If you require us to repurchase  the  Debentures at a time when we are prohibited from paying the repurchase  price in cash under the terms of our then existing senior debt,  including our revolving credit  facility,  we will elect to pay the repurchase price of the Debentures in shares of our common stock.  In addition,  the occurrence of a change of control could cause an event of default under,  or be prohibited or limited by the terms of, our other senior debt,  including our  revolving  credit  facility.  We cannot assure you that we would have the financial  resources,  or would be able to arrange financing,  to pay the purchase price in cash for all the Debentures that might be delivered by holders of Debentures seeking to exercise the repurchase right.

     The change of control  repurchase  feature of the Debentures may in certain circumstances  make more difficult or discourage a takeover of our company.  The change  of  control  repurchase  feature,  however,  is not  the  result  of our knowledge of any specific effort:

     o    to accumulate shares of our common stock;

     o    to  obtain  control  of  us  by  means  of  a  merger,   tender  offer
          solicitation or otherwise; or

     o    by management to adopt a series of anti-takeover provisions.

Instead,  the change of control  repurchase feature is a standard term contained in securities similar to the Debentures.

Merger and Sales of Assets

     The indenture  provides that we may not consolidate  with or merge into any other  person or  convey,  transfer,  sell,  lease or  otherwise  dispose of its properties  and assets  substantially  as an entirety to another  person unless, among other things:

     o    the  resulting,  surviving  or  transferee  person  is  a  corporation organized and existing under the laws of the United States,  any state thereof, the District of Columbia;

     o    such corporation (if other than us) assumes all our obligations  under the Debentures and the indenture; and

     o    we are not, or such successor is not, then or  immediately  thereafter in default under the indenture.

     The  occurrence of certain of the foregoing transactions could constitute a change of control.

     This  indenture  covenant  includes a phrase  relating  to the  conveyance, transfer, sale, lease or disposition of our assets substantially as an entirety.
There is no precise,  established  definition of the phrase "substantially as an entirety"  under  applicable  law.  Accordingly,  there may be uncertainty as to whether a conveyance,  transfer,  sale, lease or other  disposition of less than all our assets is subject to this covenant.

                                       36

Events of Default

     Each of the following constitutes an event of default under the indenture:

     o    default in our  obligation  to convert  Debentures  into shares of our common stock upon exercise of a holder's conversion right;

     o    default in our  obligation to  repurchase  Debentures at the option of holders;

     o    default in our obligation to redeem Debentures after we have exercised our redemption option;

     o    default  in  our  obligation  to  pay  the  principal  amount  of  the
          Debentures at maturity, or when otherwise due and payable;

     o    default in our  obligation to pay any interest,  including  additional interest,  if any,  when  due and  payable,  and  continuance  of such default for a period of 30 days;

     o    our  failure  to  perform  or  observe  any other  term,  covenant  or agreement contained in the Debentures or the indenture for a period of
          60 days  after  written  notice of such  failure,  provided  that such notice  requiring us to remedy the same shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

     o    a failure to pay when due at maturity  or a default,  event of default or other similar  condition or event (however  described) that results in the acceleration of maturity of any indebtedness for borrowed money
          of  Sierra  or  its  designated   subsidiaries   (including,   without
          limitation,  our revolving  credit facility) in an aggregate amount of
          $40.0 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after written notice of default is given to us by the trustee or holders of not less than 25% in aggregate  principal amount of the Debentures then outstanding; and

     o    certain  events  of  bankruptcy,  insolvency  or  reorganization  with respect to us, any of our subsidiaries that is a designated subsidiary or any group of two or more subsidiaries that, taken as a whole, would constitute a designated subsidiary.

     A  "designated  subsidiary"  shall mean any  existing or future,  direct or indirect,  subsidiary of Sierra whose assets constitute 15% or more of the total assets of Sierra on a consolidated basis.

     The  indenture  provides  that the  trustee  shall,  within  90 days of the occurrence  of an  event  of  default,  give to the  registered  holders  of the
Debentures  notice of all uncured defaults known to it, but the trustee shall be protected in withholding  such notice if it, in good faith,  determines that the withholding of such notice is in the best interest of such  registered  holders, except in the case of a default under any of the first five bullets above.

     If certain events of default specified in the last bullet point above shall occur  and  be  continuing,  then  automatically  the  principal  amount  of the
Debentures plus accrued and unpaid interest,  including additional interest,  if any,  through such date shall become  immediately due and payable.  If any other event of default  shall  occur and be  continuing  (the  default not having been cured or waived as provided under  "Modification and Waiver" below), the trustee or the holders of at least 25% in aggregate  principal  amount of the Debentures then  outstanding  may declare the Debentures due and payable at their principal amount plus accrued and unpaid interest,  including additional interest, if any, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Debentures  by  appropriate  judicial  proceedings.
Such  declaration  may be rescinded or annulled with the written  consent of the holders of a majority  in  aggregate  principal  amount of the  Debentures  then outstanding upon the conditions provided in the indenture.

     The indenture  contains a provision  entitling the trustee,  subject to the duty of the trustee during default to act with the required standard of care, to be  indemnified by the holders of Debentures  before  proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides  that the holders of a majority in  aggregate  principal  amount of the
Debentures then outstanding, through their written consent, may direct

                                       37

the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

     We will be  required to furnish  annually to the trustee a statement  as to the fulfillment of our obligations under the indenture.

Modification and Waiver

Changes Requiring Approval of Each Affected Holder

The indenture  (including the terms and conditions of the Debentures)  cannot be modified or amended without the written  consent or the affirmative  vote of the holder of each Debenture affected by such change to:

     o    change  the  maturity  of any  Debenture  or the  payment  date of any
          installment  of  interest  or  additional   interest  payable  on  any
          Debentures;

     o    reduce the principal  amount of, or any interest or addition  interest on,  redemption price or repurchase price (including change of control repurchase price) on, any Debenture;

     o    impair or  adversely  affect  the  conversion  rights of any holder of
          Debentures;

     o    change the currency of payment of such Debentures or interest thereon;

     o    alter the manner of  calculation  or rate of accrual  of  interest  or additional interest on any Debenture or extend the time for payment of any such amount;

     o    impair the right to institute suit for the  enforcement of any payment on or with respect to, or conversion of, any Debenture;

     o    except as otherwise permitted or contemplated by provisions concerning corporate  reorganizations,  adversely affect the repurchase option of holders or the conversion rights of holders of the Debentures;

     o    modify the redemption  provisions of the indenture in a manner adverse to the holders of Debentures;

     o    reduce the  percentage  in aggregate  principal  amount of  Debentures outstanding necessary to modify or amend the indenture or to waive any past default; or

     o    reduce the  percentage  in aggregate  principal  amount of  Debentures outstanding required for any other waiver under the indenture.

Changes Requiring Majority Approval

     The indenture (including the terms and conditions of the Debentures) may be modified or amended, subject to the provisions described above, with the written consent of the holders of at least a majority in aggregate  principal  amount of the Debentures at the time outstanding.

Changes Requiring No Approval

     The indenture (including the terms and conditions of the Debentures) may be modified or amended by us and the trustee,  without the consent of the holder of any Debenture, for the purposes of, among other things:

     o    adding to our covenants for the benefit of the holders of Debentures;

     o    surrendering any right or power conferred upon us;

     o    adding additional dates on which you may require us to repurchase your
          Debentures;

                                       38

     o    providing  for  conversion  rights of  holders  of  Debentures  if any reclassification  or change of our common stock or any  consolidation, merger or sale of our assets substantially as an entirety occurs;

     o    providing  for the  assumption  of our  obligations  to the holders of
          Debentures  in  the  case  of  a  merger,  consolidation,  conveyance, transfer or lease;

     o    increasing  the conversion  rate,  provided that the increase will not adversely affect the interests of the holders of Debentures;

     o    complying  with the  requirements  of the SEC in order  to  effect  or maintain the  qualification of the indenture under the Trust Indenture
          Act of 1939, as amended;

     o    making any changes or  modifications  necessary in connection with the
          registration   of  the   Debentures   under  the   Securities  Act  as
          contemplated in the registration rights agreement;  provided that such change or  modification  does not,  in the good  faith  opinion of our board of directors and the trustee,  adversely affect the interests of the holders of Debentures in any material respect;

     o    curing any  ambiguity or  correcting  or  supplementing  any defective provision contained in the indenture;  provided that such modification or  amendment  does not,  in the good  faith  opinion  of our board of directors  and the  trustee,  adversely  affect the  interests  of the holders of Debentures in any material respect; or

     o    adding or modifying  any other  provisions  with respect to matters or questions  arising  under the  indenture  which we and the trustee may deem  necessary or desirable and which will not  adversely  affect the interests of the holders of Debentures in any material respect.

Registration Rights

We have entered into a registration rights agreement with the initial purchasers of the  Debentures  for the  benefit of the  holders of the  Debentures.  In the registration rights agreement, we agreed, at our cost, to:

     o    file a registration  statement with the SEC not later than the date 90 days  after  the  earliest  date of  original  issuance  of any of the
          Debentures,  on such form as we deem appropriate,  covering resales by
          holders  of  all   Debentures  and  the  common  stock  issuable  upon
          conversion or repurchase of the Debentures;

     o    use our best  efforts to cause such  registration  statement to become effective  as promptly as is  practicable,  but in no event later than
          180 days after the  earliest  date of original  issuance of any of the
          Debentures; and

     o    use our best  efforts  to keep the  registration  statement  effective until the earliest of:

          (1)  two years after the last date of original  issuance of any of the
               Debentures;

          (2)  the date when the holders (other than  affiliates of ours) of the
               Debentures  and the common  stock  issuable  upon  conversion  or repurchase of the Debentures are able to sell all such securities immediately without restriction pursuant to Rule 144(k) under the
               Securities Act; and

          (3)  the date when all of the Debentures and the common stock issuable upon  conversion or repurchase of the Debentures of those holders that  complete  and  deliver  in  a  timely  manner  the  selling securityholder  election and  questionnaire  described  below are registered  under the  registration  statement and disposed of in accordance with the registration statement.

     Pursuant to the registration rights agreement,  we were required to furnish
a  written  notice  of  the  registration   statement  and  a  form  of  selling
securityholder  questionnaire  to each holder of  Debentures  to obtain  certain
information  regarding  the  holder  for  inclusion  in  this  prospectus.   The
information  included  herein  under  "Selling

                                       39

Securitytholders"  and  "Plan  of  Distribution"  is  based  on the  information provided to us in those  questionnaires.  In order to sell  Debentures or common stock pursuant to the registration statement, a holder must complete and deliver the  questionnaire  to us. We have filed a registration  statement of which this prospectus is a part, to satisfy our obligations  under the registration  rights agreement.  To be named as selling security holder in the related  prospectus at the time of effectiveness of the registration  statement, a holder must complete and deliver the  questionnaire to us on or prior to the 10th business day before the  effectiveness  of the registration  statement.  Upon receipt of a completed questionnaire after effectiveness of the registration statement, we will, within
20  business  days,  file  any  amendments  to  the  registration  statement  or supplements to the related  prospectus as are necessary to permit you to deliver a prospectus  to  purchasers  of Debentures or common stock sold pursuant to the registration statement.

     Pursuant to the registration rights agreement, we are required to:

     o    provide to each holder for whom the  registration  statement was filed copies of the prospectus that is a part of the registration statement;

     o    notify  each such holder when the  registration  statement  has become effective; and

     o    take  certain  other  actions as are  required to permit  unrestricted
          resales  of  the   Debentures  and  the  common  stock  issuable  upon
          conversion or repurchase of the Debentures.

     Each holder who sells  securities  pursuant to the  registration  statement generally will be:

     o    required  to be  named  as a  selling  securityholder  in the  related prospectus;

     o    required to deliver a prospectus to the purchaser;

     o    subject  to  certain  of the  civil  liability  provisions  under  the
          Securities Act in connection with the holder's sales;

     o    required to notify us not later than three  business days prior to any proposed sale by that holder pursuant to the registration statement (a suggested  form of the required  notice is attached as Annex A to this prospectus); and

     o    bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

     We may suspend the holder's use of the prospectus for up to two periods not to exceed 45 days in any 90-day  period,  and not to exceed an  aggregate  of 90 days in any 360-day period, if:

     o    the prospectus would, in our judgment, contain a material misstatement or  omission  as a  result  of an  event  that  has  occurred  and  is continuing; and

     o    we  determine  in good  faith  that the  disclosure  of this  material non-public  information  would be seriously  detrimental to us and our subsidiaries.

     However, if the disclosure relates to a previously  undisclosed proposed or pending material business  transaction,  the disclosure of which we determine in good faith would be reasonably  likely to impede our ability to consummate  such transaction, we may extend a suspension period from 45 days to 60 days (provided the  suspensions  periods  shall not,  in the  aggregate,  exceed 90 days in any
360-day  period).  We need not specify the nature of the event  giving rise to a suspension in any notice to holders of the Debentures of the existence of such a suspension. Each holder, by its acceptance of the Debentures, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

     Upon a selling  securityholder's  initial sale pursuant to the registration statement of Debentures or common stock issued upon  conversion or repurchase of the Debentures, such selling securityholder will be required to deliver a notice of such sale to the trustee and us. A suggested  form of the required  notice is attached as Annex B to this

                                       40

prospectus. The notice will, among other things:

     o    identify  the  sale  as  a  transfer   pursuant  to  the  registration
          statement;

     o    certify  that the  prospectus  delivery  requirements,  if any, of the
          Securities Act have been complied with; and

     o    certify that the selling  securityholder  and the aggregate  principal amount of the  Debentures or number of shares of common stock,  as the case may be,  owned  by such  holder  are  identified  in the  related prospectus in accordance  with the  applicable  rules and  regulations under the Securities Act.

     We   refer to each of the following as a registration default:

     o    the registration  statement has not been filed prior to or on the 90th day  following  the earliest  date of original  issuance of any of the
          Debentures; or

     o    the registration statement has not been declared effective prior to or on the 180th day following  the earliest date of original  issuance of any of the Debentures,  which we refer to as the effectiveness  target date;

     o    we do not,  within 20  business  days after  receipt of the  completed questionnaires  from holders or 20 business days after the  expiration of a suspension period then in effect, file a post-effective amendment to the  registration  statement or prepare or file a supplement to the related  prospectus,  naming the  holders who have  delivered  to us a completed questionnaire as selling  securityholders,  or we do not use our best  efforts  to cause  such  post-effective  amendment  declared effective  by the SEC within 45 days after it is required to be filed;
          or

     o    at any time after the  effectiveness  target  date,  the  registration statement  ceases to be  effective or fails to be usable and (1) we do not cure the  registration  statement  within five  business days by a
          post-effective  amendment,   prospectus  supplement  or  report  filed
          pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension  period described above by the 45th or 60th day, as the case may be.

     Under the registration rights agreement,  if a registration default occurs, liquidated  damages  in the  form of  additional  interest  will  accrue  on the
Debentures  and any shares of common stock into which any  Debentures  have been converted  previously,  that are, in each case, transfer restricted  securities, from and including the day following the  registration  default to but excluding the earlier of (1) the day on which the registration  default has been cured and
(2) the  date  the  registration  statement  is no  longer  required  to be kept effective.  Additional  interest  will be paid  semiannually  in arrears on each interest payment date and will accrue at a rate per year equal to:

     o    0.25% of the principal amount of a Debenture to and including the 90th day following such registration default; and

     o    0.50% of the principal  amount of a Debenture  from and after the 91st day following such registration default.

     In no event will  additional  interest  accrue at a rate per year exceeding
0.50%.  If a holder has  converted  some or all of its  Debentures  into  common stock,  the holder will be entitled to receive  equivalent  amounts based on the aggregate  principal  amount of each Debenture  converted.  A holder will not be entitled to additional interest unless it has provided all information requested by the questionnaire prior to the deadline.

Form, Denomination and Registration

     Denomination  and  Registration.  The Debentures  have been issued in fully registered form,  without  coupons,  in denominations of $1,000 principal amount and integral multiples thereof.

                                       41

     Global  Book-Entry  Form.  Debentures  are  evidenced by one or more global
Debentures  deposited  with the trustee as custodian for DTC, and  registered in the name of Cede & Co. as DTC's nominee.

     Record ownership of the global  Debentures may be transferred,  in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except  as set  forth  below.  A holder  may hold its  interests  in the  global
Debentures  directly  through  DTC if such  holder is a  participant  in DTC, or indirectly  through  organizations  which are  direct DTC  participants  if such holder is not a participant in DTC.  Transfers  between direct DTC  participants will be effected in the ordinary way in accordance  with DTC's rules and will be settled in same-day funds.  Holders may also  beneficially  own interests in the global  Debentures held by DTC through certain banks,  brokers,  dealers,  trust companies  and  other  parties  that  clear  through  or  maintain  a  custodial relationship with a direct DTC participant, either directly or indirectly.

     So long as Cede &  Co., as nominee of DTC, is the  registered  owner of the global  Debentures,  Cede &  Co. for all purposes will be considered the sole  holder of the  global  Debentures.  Except as  provided  below,  owners of beneficial interests in the global Debentures:

     o    will not be entitled to have certificates registered in their names;

     o    will not  receive or be  entitled  to  receive  physical  delivery  of certificates in definitive form; and

     o    will not be considered holders of the global Debentures.

     The laws of some states require that certain persons take physical delivery of  securities in definitive  form.  Consequently,  the ability of an owner of a beneficial  interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

     We will wire, through the facilities of the trustee,  payments of principal and interest,  including additional interest,  payments on the global Debentures to Cede &  Co.,  the nominee of DTC, as the  registered  owner of the global
Debentures.  None of us,  the  trustee  and  any  paying  agent  will  have  any responsibility  or be liable for paying amounts due on the global  Debentures to owners of beneficial interests in the global Debentures.

     It is DTC's current  practice,  upon receipt of any payment of principal or interest  on the global  Debentures,  to credit  participants'  accounts  on the payment date in amounts  proportionate to their respective  beneficial interests in the Debentures represented by the global Debentures,  as shown on the records of DTC,  unless DTC  believes  that it will not  receive  payment on the payment date.  Payments  by DTC  participants  to  owners  of  beneficial  interests  in
Debentures  represented by the global  Debentures held through DTC  participants will  be  the  responsibility  of DTC  participants,  as is now  the  case  with securities held for the accounts of customers registered in "street name."

     If you would like to convert your  Debentures into common stock pursuant to the terms of the  Debentures,  you should contact your broker or other direct or indirect DTC participant to obtain  information on procedures,  including proper forms and cut-off times, for submitting those requests.

     Because DTC can only act on behalf of DTC participants,  who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest  in the  Debentures  represented  by global  Debentures  to  persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

     Neither we nor the trustee (nor any  registrar,  paying agent or conversion agent under the indenture) will have any  responsibility  for the performance by
DTC or direct or indirect DTC participants of their  obligations under the rules and procedures governing their operations.  DTC has advised us that it will take any action permitted to be taken by a holder of Debentures,  including,  without limitation,  the  presentation of Debentures for conversion as described  below, only at the  direction of one or more direct DTC  participants  to whose account with DTC  interests  in the  global  Debentures  are  credited  and only for the principal amount of the Debentures for which directions have been given.

     DTC has  advised us as  follows:  DTC is a limited  purpose  trust  company organized  under  the laws of the

                                       42

State  of New  York,  a  member  of the  Federal  Reserve  System,  a  "clearing corporation"  within the meaning of the Uniform  Commercial Code and a "clearing agency"  registered  pursuant to the  provisions  of Section 17A of the Exchange
Act, as amended.  DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities  transactions  between DTC participants  through  electronic  book-entry  changes  to the  accounts  of its
participants,   thereby   eliminating   the  need  for   physical   movement  of
certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial  purchasers of the Debentures.  Certain DTC  participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers,  dealers and trust companies  that clear  through,  or maintain a custodial  relationship  with,  a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing  procedures in order to facilitate transfers of interests in the global  Debentures among DTC  participants,  it is under no obligation to perform or continue to perform such procedures,  and such procedures may be  discontinued  at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor  depositary is not appointed by us within 90 days, we will cause  Debentures to be issued in definitive  form in exchange for the global Debentures.  None of Sierra, the trustee or any of their respective  agents will have any  responsibility  for the  performance by DTC or direct or indirect DTC  participants  of their  obligations  under the rules and procedures  governing their operations,  including  maintaining,  supervising or reviewing  the records  relating to or  payments  made on account of  beneficial ownership interests in global Debentures.

     According to DTC, the  foregoing  information  with respect to DTC has been provided to its  participants  and other members of the financial  community for information  purposes  only and is not  intended  to serve as a  representation, warranty or contract modification of any kind.

Governing Law

     The  indenture  and the  Debentures  will be governed by, and  construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

     Wells Fargo Bank Minnesota,  N.A., as trustee under the indenture, has been appointed by us as paying agent, conversion agent,  calculation agent, registrar and custodian with regard to the Debentures. Wells Fargo Bank Minnesota, N.A. is
the  transfer  agent and  registrar  for our common  stock.  The  trustee or its affiliates  may  from  time to time in the  future  provide  banking  and  other services to us in exchange for a fee.

Calculations in Respect of Debentures

     We or our agents will be responsible for making all calculations called for under the  Debentures.  These  calculations  include,  but are not  limited  to, determination of the market prices of the Debentures and of our common stock and amounts of additional  interest payments,  if any, on the Debentures.  We or our agents  will make all these  calculations  in good  faith and,  absent  manifest error,  our and their  calculations  will be final and  binding  on  holders  of
Debentures.  We or our agents will provide a schedule of these  calculations  to the trustee,  and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

                                       43

                          DESCRIPTION OF CAPITAL STOCK

The  following  is a summary  of the  material  terms of our  capital  stock and related  matters.  You should  read our entire  articles of  incorporation,  our bylaws and our rights agreement.

Common Stock

The holders of our common stock are entitled to one vote per share on matters to be  voted  upon  by the  stockholders,  except  in the  case of an  election  of directors  where  cumulative  voting is  invoked.  Holders of common  stock have cumulative voting rights for the election of directors, which means that holders of common stock can cumulate  votes and give one nominee a number of votes equal to the number  directors to be elected  multiplied by the number of shares held, or can  distribute  such votes among nominees as such  stockholder  sees fit. To exercise the right to cumulative  voting,  one or more  stockholders  requesting cumulative  voting must give written  notice,  in accordance with Nevada law, to our president or secretary that the stockholders  desire that the voting for the election  of  directors  be  cumulative.  Our bylaws  provide for two classes of directors,  with  directors in each class serving for a term of two years.  As a result, one class of directors is elected at each annual meeting of stockholders with the remaining directors continuing their two-year terms.

Holders of our common stock are entitled to receive  dividends  out of the funds legally  available  for  distribution  when  and if  declared  by the  board  of directors.  The new  revolving  credit  facility  contains  restrictions  on our ability to pay  dividends or repurchase  capital  stock.  If we are  liquidated, dissolved or wound up, the holders of our common stock will share ratably in our assets after  satisfaction of all of our liabilities and the prior rights of any outstanding class of our preferred stock.

Holders of common stock have no subscription,  redemption or conversion  rights.
However,  holders of common stock do have preemptive  rights to acquire unissued shares,  treasury  shares,  or securities  convertible  into shares,  subject to various exceptions,  including the exception that holders of common stock do not have the preemptive  right to acquire any shares or securities  convertible into such  shares if the shares or the shares into which the  convertible  securities may be  converted  are upon  issuance  registered  pursuant to Section 12 of the
Exchange  Act. Our shares of common stock are currently  registered  pursuant to
Section 12 of the Exchange Act.

Preferred Stock

There are no shares of preferred stock  outstanding.  The board of directors has the authority,  without further action by the  stockholders,  to issue shares of preferred  stock and to fix the  powers,  preferences,  privileges,  rights  and qualifications,  limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption,  liquidation preferences, sinking  fund  terms and the  number of shares  constituting  any  series or the designation of the series,  without any further vote or action by  stockholders.
We believe that the board of  directors'  authority to set the terms of, and our ability to issue,  preferred  stock will provide  flexibility in connection with possible financing  transactions in the future. The issuance of preferred stock, however,  could adversely affect the voting power of holders of common stock and the likelihood that the holders will receive dividend payments and payments upon liquidation  and could have the effect of  delaying  or  preventing  a change in control in us. We have no present plan to issue any shares of preferred stock.

Limitation on Liability and Indemnification of Officers and Directors

Our articles of  incorporation  provide that our directors and officers will not be liable to us or our  stockholders for damages for breach of fiduciary duty as a director or officer,  except that such  provision  does not eliminate or limit the  liability  of a director  or an  officer  for (i) acts or  omissions  which involve  intentional  misconduct,  fraud or knowing violation of law or (ii) the payment of distributions in violation of the applicable provisions of the Nevada
Revised Statutes. The Nevada Revised Statutes,  however, provide that a director or an officer  will not be  personally  liable  unless it is proven that (i) the director's  or officer's  acts or omissions  constituted  a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing  violation of the law. The

                                       44

 provisions of the Nevada  Revised  Statutes
with  respect to limiting  personal  liability  for  directors  and officers are self-executing, and, to the extent our articles of incorporation would be deemed to be inconsistent therewith, the provisions of the Nevada Revised Statutes will control.  Our bylaws provide that directors,  officers and certain other persons may be indemnified to the fullest extent authorized by Nevada law. However,  the
Nevada Revised Statutes provide that  indemnification is only appropriate if (i)
the  director  or officer  is not found to have  breached  his or her  fiduciary duties involving intentional misconduct, fraud or a knowing violation of the law or (ii) the  director  or officer  acted in good faith and in a manner he or she reasonably  believed was in the best  interests  of the  corporation  and,  with respect to any criminal actions,  had no reasonable cause to believe that his or her conduct was unlawful.

Stockholder Rights Agreement

We have  adopted a rights  agreement.  Under the  agreement,  each  share of our common stock will include one right to purchase preferred stock. The rights will separate from the common stock and become  exercisable (1) ten days after public announcement  that a person or group of  affiliated  or  associated  persons has acquired, or obtained the right to acquire,  beneficial ownership of 20% or more of our  outstanding  common  stock  or  (2)  the  close  of  business  on a date designated by our board of directors,  not more than 65 days following the start of a tender  offer or  exchange  offer  that  would  result in a person or group beneficially  owning  30%  or  more  of  our  outstanding  common  stock.  A 20%
beneficial  owner is referred to as an "acquiring  person" under the  agreement, subject to certain exceptions.

After the rights are separately distributed,  each right will entitle the holder
to  purchase  from  us  one   one-hundredth  of  a  share  of  Series  A  Junior
Participating  Preferred  Shares for a purchase  price of $100.  The rights will expire at the close of business on June 14,  2004,  unless we redeem or exchange them  earlier as  described  below or unless a  particular  type of  transaction contemplated by the agreement has occurred.

Various aspects of the rights, including the number and kind of shares and other securities  covered by each right are subject to  adjustment.  There are various circumstances  under which  holders of rights may  purchase  our common stock in lieu of preferred stock, each of which is referred to in the rights agreement as a  "Triggering  Event."  Generally,  a  Triggering  Event  occurs if,  after the emergence of an acquiring person,  (i) our company is the surviving  corporation in a merger with the acquiring person, (ii) a person becomes an acquiring person pursuant to any transaction  other than a tender offer which provides fair value to all  stockholders,  (iii)  an  acquiring  person  engages  in  "self-dealing"
transactions (as that term is used in the rights  agreement) or (iv) there is an event (such as a stock split) which  increases an acquiring  person's  ownership interests  by more than 1%.  Also,  a  Triggering  Event  occurs  if,  after the emergence  of an  acquiring  person,  (a) we are  acquired  in a merger or other business combination transaction or (b) 50% or more of our assets, earning power or cash flow are sold or  transferred.  Upon the  occurrence  of any  Triggering
Event, rights holders will have the option to purchase common stock with a value equal to two times the exercise  price of the right.  In lieu of paying the full purchase  price for the common stock,  the agreement  permits  rights holders to surrender  their  rights and receive  shares of common  stock with  one-half the value of what could have been purchased for the full purchase  price.  After any
Triggering Event, all rights that are beneficially  owned by an acquiring person will be null and void.  Our board of  directors  has the power to decide  that a particular tender offer for all outstanding  shares of our common stock provides fair  value to all  stockholders.  If the board  makes this  determination,  the purchase of shares under the offer will not be a Triggering Event.

At any time  prior to the  expiration  of the rights or until ten days after the announcement  that a  person  has  become  an  acquiring  person,  our  board of directors may decide to redeem the rights at a price of $.02 per right.

Other than provisions relating to the principal economic term of the rights, the rights  agreement  may be amended by our board of directors at any time that the rights are redeemable.  Thereafter, the provisions of the rights agreement other than the  redemption  price may be amended by the board of directors to cure any ambiguity or defect or to make changes that do not materially  adversely  affect the  interests of holders of rights  (excluding  the  interest of any  acquiring person),  or to shorten or lengthen any time period under the rights  agreement.
No amendment to adjust the time period for  redemption may be made if the rights are not redeemable at that time.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire our company without the approval  of our board of  directors.  As a result,  the  overall  effect of the

                                       45

rights may be to render more  difficult or discourage any attempt to acquire our company  even  if the  acquisition  may be  favorable  to the  interests  of our stockholders.  Because the board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by the board.

Transfer Agent

The transfer agent for our common stock is Wells Fargo Bank Minnesota, N.A.

                                       46

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The  following  are  the  material   United  States   federal   income  tax
consequences  of  ownership of  Debentures  and our common stock deals only with holders who hold the Debentures and our common stock as capital assets,  and not with special classes of holders, such as:

     o    dealers in securities or currencies;

     o    traders in securities that elect to mark to market;

     o    banks;

     o    tax-exempt organizations;

     o    life insurance companies;

     o    persons  that  hold  Debentures  that are a hedge  or that are  hedged against  currency  risks or that are part of a straddle or  conversion transaction; or

     o    persons  (other than United States Alien  Holders,  as defined  below)
          whose functional currency is not the U.S. dollar.

     This  discussion is based on the Internal  Revenue Code of 1986, as amended
(the  "Code"),  its  legislative  history,  existing  and  proposed  regulations thereunder,  published  rulings and court decisions,  all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

     PROSPECTIVE  PURCHASERS OF DEBENTURES  AND OUR COMMON STOCK SHOULD  CONSULT
THEIR  OWN  TAX  ADVISORS  CONCERNING  THE  CONSEQUENCES,  IN  THEIR  PARTICULAR
CIRCUMSTANCES,  UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF
THE OWNERSHIP OF DEBENTURES AND OUR COMMON STOCK.

United States Holders

     This subsection describes the United States federal income tax consequences to a  United  States  Holder.  You  are a  United  States  Holder  if you  are a
beneficial owner of a Debenture or our common stock who is:

     o    a citizen or resident of the United States for United  States  federal income tax purposes;

     o    a  corporation,  including  any entity  treated as a  corporation  for
          United States federal income tax purposes, organized under the laws of the United States, any State thereof or the District of Columbia;

     o    an estate,  the income of which is  subject to United  States  federal income tax without regard to its source; or

     o    a trust,  if a court  within  the  United  States is able to  exercise primary  supervision over the  administration  of the trust and one or
          more  United  States   persons  have  the  authority  to  control  all
          substantial decisions of the trust.

                                       47

Payments of Interest

     Interest  on a Debenture  will be taxable to you as ordinary  income at the time you receive it or when it accrues,  depending on your method of  accounting for tax purposes.

Sale, Exchange or Redemption of the Debentures

     You will generally recognize gain or loss on the sale, exchange (other than a conversion)  or redemption of your Debenture  equal to the difference  between the amount you realize on the sale, exchange or redemption and your tax basis in your  Debenture.  For this  purpose,  the amount  realized  does not include any amount  attributable  to accrued but unpaid  interest.  Amounts  attributable to accrued  interest  will be treated as interest as described  under  "Payments of
Interest" above. Gain or loss you recognize on the sale,  exchange or redemption of your  Debenture  will be capital gain or loss and will be  long-term  capital gain or loss if you held the Debenture for more than one year.

     If you exercise your right to require us to repurchase your Debentures,  as discussed in  "Description  of the  Debentures - Repurchase of Debentures at the
Option of Holders,"  we may elect  (subject to certain  limitations)  to pay the repurchase price in cash or our common stock or some combination  thereof. If we elect to pay the purchase  price solely in cash, you will recognize gain or loss in the manner described in the previous paragraph.

     If we elect to pay the purchase price solely in our common stock,  you will not recognize any gain or loss except with respect to cash received in lieu of a fractional  share of common stock.  Your tax basis in the common stock  received will be the same as your  adjusted  tax  basis in the  Debenture  at the time of repurchase (reduced by any basis allocable to a fractional share interest),  and the holding period for the common stock received on repurchase  will include the holding period of the Debenture converted, except that the holding period of any common stock received that is attributable to accrued  interest will commence on the day after repurchase. The fair market value of common stock received that is attributable to accrued  interest will be treated as interest as described under
"Payments of Interest" above.

     If we elect  to pay the  purchase  price  using  some  cash and some of our common  stock,  subject to  adjustments  in respect of amounts  attributable  to accrued  interest,  you will  realize  gain or loss  measured by the  difference between the fair market  value of the cash and our common stock  transferred  to you and your tax basis in the  Debentures.  You will not  recognize any loss for tax purposes, and you will recognize gain in the amount of the cash you receive, limited by the amount of gain you realize. Your tax basis in our common stock in this case will be equal to your tax basis in the  Debentures,  increased  by the gain you recognized on the  transaction  and decreased by the amount of cash you received.  Your  holding  period for the common  stock will  include the holding period of the Debenture converted,  except that the holding period of any common stock received that is attributable to accrued interest will commence on the day after  conversion.  The fair  market  value of  common  stock  received  that is attributable to accrued  interest will be treated as interest as described under
"Payments of Interest" above.

Conversion of the Debentures

     You generally will not recognize any income,  gain or loss upon  conversion of a Debenture  into our common stock  except with  respect to cash  received in lieu of a fractional  share of common stock.  Your tax basis in the common stock received on  conversion  of a Debenture  will be the same as your  adjusted  tax basis in the Debenture at the time of conversion (reduced by any basis allocable to a fractional  share  interest),  and the holding  period for the common stock received  on  conversion  will  include  the  holding  period  of the  Debenture converted,  except that the holding  period of any common stock received that is attributable to accrued interest will commence on the day after conversion.  The fair market  value of common  stock  received  that is  attributable  to accrued interest will be treated as interest as described  under  "Payments of Interest"
above.

     Cash received in lieu of a fractional share of common stock upon conversion will be treated  as a payment in  exchange  for the  fractional  share of common stock. Accordingly,  the receipt of cash in lieu of a fractional share of

                                       48

common  stock  generally  will result in capital  gain or loss  (measured by the difference  between the cash received for the fractional share and your adjusted tax basis in the fractional share).

Adjustment of Conversion Price

     In general,  holders of convertible debt instruments such as the Debentures may, in certain circumstances, be deemed to have received distributions of stock if the  conversion  price of such  instruments  is adjusted.  Adjustments to the conversion  price made  pursuant to a bona fide  reasonable  adjustment  formula which has the effect of  preventing  the dilution of the interest of the holders of the debt instruments,  however, will generally not be considered to result in a  constructive  distribution  of stock.  Certain  of the  possible  adjustments provided  in the  Debentures  (including,  without  limitation,  adjustments  in respect of certain cash dividends to our stockholders) will not qualify as being pursuant to a bona fide reasonable  adjustment  formula. If such adjustments are made, you will be deemed to have received constructive  distributions taxable as dividends to the extent of our current and accumulated earnings and profits even though  you  have  not  received  any  cash  or  property  as a  result  of such adjustments.  In certain  circumstances,  the  failure  to  provide  for such an adjustment may result in taxable dividend income to United States holders of our common stock.

Distributions on our Common Stock

     You will be taxed on distributions on our common stock as ordinary dividend income to the extent paid out of our current or accumulated earnings and profits for  United  States  federal  income  tax  purposes.  If  you  are  taxed  as  a corporation, dividends may be eligible for the 70% dividends-received deduction.
The   Internal   Revenue   Code   contains   various    limitations   upon   the
dividends-received deduction. If you are a corporate shareholder, please consult your tax advisor with respect to the possible  application of these  limitations to your ownership or disposition of stock in your particular circumstances.

     You generally will not be taxed on any portion of a  distribution  not paid out of our current or accumulated  earnings and profits if your tax basis in the stock is greater than or equal to the amount of the distribution.  However,  you would be  required to reduce your tax basis (but not below zero) in the stock by the amount of the  distribution,  and would recognize capital gain to the extent that the distribution  exceeds your tax basis in our common stock.  Further,  if you  are a  corporation,  you  would  not be  entitled  to a  dividends-received deduction on this portion of a distribution.

     President Bush, in early 2003, has proposed  eliminating  U.S. income taxes on dividends consisting of distributions of previously taxed corporate earnings, effective  for  distributions  made on or after  January 1, 2003 with respect to corporate earnings after 2000. Under the proposal, all or a portion of dividends paid by a  corporation  to its  shareholders  during a  calendar  year  would be tax-free if those dividends are paid from previously taxed corporate income. The current  proposal  would also  eliminate  the  dividends  received  deduction in respect  of  dividends  paid  by us on our  common  stock  that  we  issue  upon conversion or repurchase of the Debentures.  Investors should be aware, however, that  prospects  for the enactment of this  legislation  are  uncertain,  and we cannot  predict  whether these rules will be enacted or what changes may be made to them prior to enactment.

Sale of our Common Stock

     If you sell or otherwise  dispose of your common stock,  you will generally recognize  capital  gain or loss  equal to the  difference  between  the  amount realized upon the disposition and your adjusted tax basis of the stock.  Capital gain of a noncorporate United States Holder is generally taxed at a maximum rate of 20%,  where  the  property  is held  more  than one  year,  and 18% where the property is held more than five years.

Market Discount

     The resale of  Debentures  may be affected by the impact on a purchaser  of the market discount  provisions of the Internal  Revenue Code. For this purpose, the market  discount  on a Debenture  acquired by you if you are a purchaser  of
Debentures other than an initial  purchaser  generally will equal the amount, if any, by which the stated

                                       49

redemption price at maturity of the Debenture exceeds your adjusted tax basis in the Debenture immediately after its acquisition. If you acquire a Debenture at a market discount,  subject to a limited  exception,  these  provisions  generally require  you  to  treat  as  ordinary  income  any  gain  you  recognize  on the disposition of that  Debenture to the extent of the accrued  market  discount on that  Debenture  at the time of  maturity  or  disposition,  unless you elect to include accrued market discount in income over the life of the Debenture. If you hold a  Debenture  with  market  discount  and you  receive  common  stock  upon conversion of the Debenture,  gain to the extent of accrued market discount that you have not  previously  included  in  income  with  respect  to the  converted
Debenture through the date of conversion will be treated as ordinary income when you dispose of the common stock.

     This  election  to include  market  discount in income over the life of the
Debenture,  once you make it,  applies to all market  discount  obligations  you acquire on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general,  market discount will be treated as accruing on a  straight-line  basis over the remaining term of the
Debenture at the time of  acquisition,  or, at your  election,  under a constant yield method. If you make an election,  it will apply only to the Debenture with respect  to which you make it,  and it may not be  revoked.  If you are a United
States  Holder who acquires a Debenture at a market  discount who does not elect to include accrued market discount in income over the life of the Debenture, you may be  required  to defer the  deduction  of a portion of the  interest  on any indebtedness you incurred or maintained to purchase or carry the Debenture until maturity or until you dispose of the Debenture in a taxable transaction.

Amortizable Premium

     A Debenture is purchased  at a premium if its adjusted  basis,  immediately after its purchase  exceeds the amounts  payable  (other than  qualified  stated
interest) on the  Debenture.  If you are a United  States Holder who purchases a
Debenture at a premium,  you  generally  may elect to amortize that premium from the purchase date to the Debenture's maturity date under a constant-yield method that reflects  semiannual  compounding based on the Debenture's  payment period.
Amortizable  premium,  however,  will not include any premium  attributable to a
Debenture's  conversion  feature.  The premium  attributable  to the  conversion feature is the excess,  if any, of the Debenture's  purchase price over what the
Debenture's  fair  market  value would be if there were no  conversion  feature.
Amortized  premium is treated as an offset to interest income on a Debenture and
not  as  a  separate   deduction.   Your  election  to  amortize  premium  on  a
constant-yield  method,  once made,  applies to all debt obligations you hold or subsequently  acquire  on or after the first  day of the first  taxable  year to which the election  applies and you may not revoke it without the consent of the
IRS.

United States Alien Holders

     This  subsection  describes the tax  consequences  to a United States Alien
Holder. For purposes of this discussion, you are a United States Alien Holder if you are for United States income tax purposes:

     o    a nonresident alien individual or

     o    a foreign  corporation,  partnership or estate or trust,  in each case not subject to United States  federal income tax on a net income basis in respect of income or gain from a Debenture or our common stock.

Payments of Interest

     Under  present  United  States  federal  income tax law, and subject to the discussion of backup withholding below, payments of interest by us or other U.S.
payors to you will not be subject to United States federal income or withholding tax if,

          (1)  you do not  actually  or  constructively  own  10% or more of the total combined  voting power of all classes of our stock entitled to vote,

                                       50

          (2)  you are not a controlled  foreign  corporation that is related to us through stock ownership, and

          (3)  the U.S.  payor does not have actual  knowledge or reason to know that you are a United States person and:

               (a)  you certify to the U.S.  payor,  under penalties of perjury, on an IRS Form W-8BEN or an acceptable substitute form, that you are not a United States person;

               (b)  in the case of payments  made  outside the United  States to you at an offshore account (generally, an account maintained by you at a  bank  or  other  financial  institution  at any location  outside the United States),  you have furnished to the U.S. payor  documentation that establishes your identity and status as a person who is not a United States person;

               (c)  the  U.S.  payor  has  received  a  withholding  certificate
                    (furnished on an  appropriate  IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

                    (i)  a withholding foreign partnership  (generally a foreign partnership that has entered into an agreement with the
                         IRS to assume primary  withholding  responsibility with
                         respect to  distributions  and  guaranteed  payments it
                         makes to its partners);

                    (ii) a qualified intermediary (generally a non-United States financial  institution  or clearing  organization  or a
                         non-United  States  branch or office of a United States
                         financial  institution or clearing organization that is
                         a party to a withholding agreement with the IRS); or

                    (iii)a U.S.  branch  of a  non-United  States  bank  or of a non-United States insurance company;

                    and   the   withholding   foreign   partnership,   qualified
                    intermediary or U.S. branch has received  documentation upon which it may rely to treat the  payment  as made to a person who is not a United States  person in  accordance  with U.S.
                    Treasury  regulations  (or,  in  the  case  of  a  qualified intermediary,  in  accordance  with its  agreement  with the
                    IRS);

               (d)  the  U.S.  payor  receives  a  statement  from a  securities clearing  organization,  bank or other financial institution that holds  customers'  securities in the ordinary course of its trade or business and holds the Debenture  certifying to the U.S.  payor under  penalties of perjury that an IRS Form
                    W-8BEN or an  acceptable  substitute  form has been received from you by it or by a similar financial institution between it and you,  and to which is attached a copy of the IRS Form
                    W-8BEN or acceptable substitute form; or

               (e)  the U.S. payor otherwise possesses  documentation upon which it may rely to treat the  payment as made to a person who is not a United States person in accordance with U.S.  Treasury regulations;

     Notwithstanding  the above, unless the United States Alien Holder qualifies for an exemption from such a tax or a lower rate under an applicable  treaty,  a
United  States  Alien  Holder that is engaged in the conduct of a United  States trade or business  will be subject to (i) United  States  federal  income tax on interest  that is  effectively  connected  with  the  conduct  of such  trade or business, and (ii) if the United States Alien Holder is a corporation,  a United
States branch profits tax equal to 30% of its  "effectively  connected  earnings and profits" as adjusted for the taxable year.

                                       51

Conversion or Repurchase of the Debentures

     A United States Alien Holder generally will not be subject to United States federal  income or  withholding  tax on the  conversion of a Debenture  into our common stock.  To the extent that a United States Alien Holder  receives cash in lieu of a fractional share of common stock upon  conversion,  such cash may give rise to interest  income that would be subject to the rules  described  below in
"Gain on Disposition of the Debentures or our Common Stock."

     If a United States Alien Holder  exercises its right to put the  Debentures to us, this exchange will generally have the results  described above in "United
States Holders - Sale,  Exchange or Redemption of the  Debentures,"  except that any  gain  recognized  is  subject  to the  rules  described  below  in "Gain on
Disposition of the Debentures or the Common Stock." Similarly, for cash received that is attributable to interest,  such cash may give rise to gain that would be subject to the rules described above in "Payments of Interest."

Distributions on our Common Stock

     Except as described  below,  if you are a United States Alien Holder of our common stock,  dividends paid to you are subject to withholding of United States federal  income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to  withhold  at a 30% rate  (rather  than the lower  treaty  rate) on  dividend payments to you, unless you have furnished to us or another payor:

     o    a valid IRS Form W-8BEN or an  acceptable  substitute  form upon which you certify,  under penalties of perjury,  your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

     o    in the case of payments  made outside the United States to an offshore account  (generally,  an  account  maintained  by you at an  office or branch  of a bank  or  other  financial  institution  at any  location outside the United States),  other documentary  evidence  establishing your  entitlement  to the lower  treaty rate in  accordance  with U.S.
          Treasury regulations.

     If you are  eligible for a reduced rate of United  States  withholding  tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States IRS.

     If dividends paid to you are  effectively  connected with your conduct of a trade or business  within the United States,  we and other payors  generally are not  required  to  withhold  tax  from  the  dividends,  provided  that you have furnished  to us or  another  payor a valid  IRS Form  W-8ECI  or an  acceptable substitute form upon which you represent, under penalties of perjury, that:

     o    you are not a United States person; and

     o    the dividends are  effectively  connected with your conduct of a trade or business  within the United States and are includible in your gross income.

     Effectively  connected  dividends  are taxed at rates  applicable to United
States citizens, resident aliens and domestic United States corporations subject to possible  reductions  if the dividends  are not  attributable  to a permanent establishment,  under an applicable tax treaty,  that you maintain in the United
States.

     If you are a corporate  United States Alien Holder,  effectively  connected dividends  that you receive may, under certain  circumstances,  be subject to an additional  branch  profits  tax at a 30%  rate  or at a  lower  rate if you are eligible  for the  benefits  of an income tax treaty that  provides  for a lower rate.

                                       52

Gain on Disposition of the Debentures or our Common Stock

     If you are a United States Alien Holder,  you generally will not be subject to United States  federal income tax on gain that you recognize on a disposition of the Debentures or our common stock unless:

     o    the gain is  effectively  connected  with your  conduct  of a trade or business  in the  United  States,  and the gain is  attributable  to a permanent  establishment  that you maintain in the United  States,  if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

     o    you are an individual,  you hold the Debentures or our common stock as a capital asset,  you are present in the United States for 183 or more days in the  taxable  year of the sale and  certain  other  conditions exist; or

     o    we are or have been a United States real property holding  corporation for federal  income tax purposes and certain  exemptions do not apply.
          We have not  been,  are not and do not  anticipate  becoming  a United
          States real property  holding  corporation  for United States  federal income tax purposes.

     If you are a corporate  United States Alien Holder,  effectively  connected gains that you recognize may also, under certain circumstances, be subject to an additional  branch  profits  tax at a 30%  rate  or at a  lower  rate if you are eligible  for the  benefits  of an income tax treaty that  provides  for a lower rate.

United States Federal Estate Tax

     A Debenture held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if the individual did not at the time of death actually or  constructively own 10% or more of the total  combined  voting  power of all of our  classes  of stock  entitled  to vote and the  income  on the  Debenture  would not have been effectively  connected  with a United States trade or business of the individual at the  individual's  death.  Our common stock held by an individual  who at the time of death is not a citizen or resident of the United States  generally  will be included in such  individual's  estate for United States  federal  estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

United States Holders

     In general,  if you are a noncorporate  United States Holder,  we and other payors are required to report to the IRS all payments of principal  and interest on your Debenture,  any dividends or other taxable distributions with respect to our common  stock and the  proceeds of the sale of a Debenture  before  maturity within the United States, and "backup  withholding" at a rate of 30% (subject to periodic  reductions  through  2006) will apply to such  payments if you fail to provide an accurate  taxpayer  identification  number or you are notified by the
IRS that you have failed to report all  interest  and  dividends  required to be shown on your federal income tax returns.

United States Alien Holders

     In general, if you are a United States Alien Holder,  information reporting on IRS Form 1099 and backup  withholding will not apply to payments of principal and interest with respect to your Debenture or dividend payments with respect to the  common  stock  made  by us and  other  payors  to you if the  certification requirements described in clause (3) under "United States Alien Holders-Payments of Interest" above are satisfied or you otherwise establish an exemption and the payor  does not have  actual  knowledge  that  you are a United  States  person.
However, we and other payors are required to report (on IRS Form 1042S) payments of interest on your Debentures.

                                       53

     In general,  payment of the  proceeds  from the sale of  Debentures  or our common stock to or through a United States office of a broker is subject to both
United States backup  withholding  and information  reporting  unless the broker does not have actual  knowledge  or reason to know that you are a United  States person and you have furnished to the broker:

     o    an  appropriate  IRS Form W-8 or an  acceptable  substitute  form upon which you  certify,  under  penalties  of perjury,  that you are not a
          United States person; or

     o    other  documentation  upon  which it may rely to treat the  payment as made to a person who is not a United States person in accordance  with
          U.S. Treasury regulations;

or you otherwise establish an exemption.

     If you fail to  establish  an  exemption  and the broker  does not  possess adequate  documentation  of your  status as a person who is not a United  States person,  the  payments  may be  subject  to  information  reporting  and  backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore  account  maintained by you unless the payor has actual knowledge that you are a United States person.

     In general,  payments of the  proceeds  from the sale of a Debenture or our common stock made to or through a foreign office of a broker will not be subject to information  reporting or backup  withholding.  However, a sale effected at a foreign office of a broker will be subject to  information  reporting and backup withholding if:

     o    the proceeds are  transferred  to an account  maintained by you in the
          United States;

     o    the payment of proceeds or the  confirmation  of the sale is mailed to you at a United States address; or

     o    the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual  knowledge or reason to know that you are a United  States  person  and the  documentation  requirements  described  above
(relating  to a sale of a  Debenture  or our common  stock  effected at a United
States office of a broker) are met or you otherwise establish an exemption.

     In addition,  payment of the proceeds  from the sale of  Debentures  or our common  stock  effected  at a foreign  office  of a broker  will be  subject  to information reporting if the broker is:

     o    a United States person;

     o    a controlled foreign corporation for United States tax purposes;

     o    a foreign  person that  derives 50% or more of its gross  income for a specified three-year period from the conduct of a trade or business in the United States; or

     o    a foreign partnership, if any time during its tax year:

          (1)  one or more of its partners are U.S.  persons (as defined in U.S.
               Treasury  regulations) who in the aggregate hold more than 50% of the income or capital interest in the partnership or

          (2)  such foreign  partnership  is engaged in a United States trade or business,

unless the broker does not have actual  knowledge or reason to know that you are a United  States  person  and the  documentation  requirements  described  above
(relating  to a sale of  Debentures  or our common  stock  effected  at a

                                       54

United  States  office  of a  broker)  are  met or you  otherwise  establish  an exemption.

                             SELLING SECURITYHOLDERS

     The  Debentures  were  issued by us and sold by Bank of America  Securities
LLC, Credit Lyonnais  Securities  (USA) Inc. and U.S. Bancorp Piper Jaffray Inc.
as the initial purchasers in transactions exempt from registration  requirements of the Securities Act to persons  reasonably  believed by the initial purchasers to be qualified institutional buyers. Selling  securityholders,  including their transferees,  pledges or donees or their successors, may from time to time offer and sell any or all of the  Debentures  and the  common  stock  into  which  the
Debentures   are   convertible   pursuant  to  this   prospectus.   The  selling
securityholders  may offer  all,  some or none of the  Debentures  or the common stock into which the Debentures are convertible.

     The table  below sets forth the name of each  selling  securityholder,  the
principal   amounts  of   Debentures   that  may  be  offered  by  each  selling
securityholder  under this  prospectus and then number of shares of common stock into  which  the  Debentures  are  convertible.  The  information  is  based  on information provided to us by or on behalf of the selling  securityholders on or prior to June 30, 2003. The selling  securityholders  identified  below may have sold,  transferred or otherwise disposed of all or a portion of their Debentures or common  stock  since the date on which  they  provided  this  information  in transactions  exempt from the  registration  requirements of the Securities Act.
Information  about the  selling  securityholders  may change  from time to time.
Changes  in the  information  will be set  forth in  prospectus  supplements  or post-effective amendments, as required.

     Because the selling  securityholders  may offer all or some  portion of the
Debentures or the common stock into which the  Debentures  are  convertible,  we cannot estimate the amount of Debentures or common stock that may be held by the selling  securityholders  upon the  completion of any sales they might make. For information  on the  procedure  for sales by selling  securityholders,  read the disclosure under the heading "Plan of Distribution" below.

     Some of the initial  purchasers of the Debentures or their  affiliates have provided,  from time to time, and may continue to provide,  investment  banking, commercial banking,  financial and other services to us, for which we have paid, and intend to pay,  customary fees. Bank of America,  N.A., an affiliate of Banc of America  Securities  LLC, was the lead agent under our prior credit  facility and is the  Administrative  Agent for our current credit facility and a party to our credit  agreement.  Our prior credit facility was repaid in full as of March
3, 2003,  through  application  of the net  proceeds  from the  initial  private placement of the Debentures.  Credit  Lyonnais New York Branch,  an affiliate of
Credit Lyonnais  Securities (USA) Inc., and U.S. Bank National  Association,  an
affiliate of U.S.  Bancorp Piper  Jaffray  Inc.,  are also parties to our credit agreement.  Banc  of  America  Securities  LLC  has  also  been  advising  us in connection with possible  strategic  alternatives for our workers'  compensation company,  CII Financial,  Inc. Unless set forth below,  based on the information provided  by the  selling  securityholders  and our own  knowledge,  none of the
selling  securityholders  has  had  any  position,   office  or  other  material
relationship  with  us  or  our  affiliates  within  the  past  three  years  or beneficially owns in excess of 1% of our outstanding common stock.

                                       55

                                 Principal
                                 Amount of
                                 Debentures                       Number of Shares of
                                Beneficially                         Common Stock         Percentage of
                               Owned That May    Percentage of      Underlying the        Common Stock
      Name of Selling           Be Sold (in        Debentures     Debentures that May      Outstanding
     Securityholder (1)           dollars)       Outstanding         Be Sold (2)(3)            (4)
--------------------------     ----------------  -------------    -------------------    ---------------

AIG DKR SoundShore
  Opportunity Holding
  Fund, Ltd............             $4,000,000       3.48%                     218,698         *

Akela Capital Master Fund,
  Ltd..................              7,000,000       6.09%                     382,722       1.36%

Argent Classic Convertible
  Arbitrage (Bermuda) Fund
  Ltd..................              3,000,000       2.61%                     164,024         *

Argent Classic Convertible
  Arbitrage Fund L.P...              1,500,000       1.3%                       82,012         *

Bank Austria Cayman
  Islands, LTD.........              1,000,000         *                        54,674         *

BGI Global Investors (c/o
  Forest Investment
  Management LLC)......                156,000         *                         8,529         *

BNP Paribas Equity
Strategies, Inc........              9,190,000       7.99%                     502,460       1.78%

Calamos(R)Market Neutral
  Fund - Calamos(R)
  Investment Trust.....              8,000,000       6.96%                     437,397       1.55%

Consulting Group Capital
  Markets Funds........              1,000,000         *                        54,674         *

CooperNeff Convertible
  Strategies (Cayman)
  Master Fund, L.P.....              7,691,000       6.69%                     420,503       1.49%

Daimler Chrysler Corp.
  Emp. #1 Pension Plan
  dated 4/1/89.........              1,875,000       1.63%                     102,515         *

D.E. Shaw Investment Group,
L.P....................                300,000         *                        16,402         *

D.E. Shaw Valence
Portfolios, L.P........              1,200,000       1.04%                      65,609         *

Deutsche Bank
Securities Inc.........             13,450,000      11.70%                     735,374       2.58%

Forest Fulcrum Fund
  LLP..................                408,000         *                        22,307         *

                                       56

                                 Principal
                                 Amount of
                                 Debentures                       Number of Shares of
                                Beneficially                         Common Stock         Percentage of
                               Owned That May    Percentage of      Underlying the        Common Stock
      Name of Selling           Be Sold (in        Debentures     Debentures that May      Outstanding
     Securityholder (1)           dollars)       Outstanding         Be Sold (2)(3)            (4)
--------------------------     ----------------  -------------    -------------------    ---------------

Forest Global Convertible
  Fund Series A-5......              1,864,000       1.62%                     101,913         *

Forest Multi-Strategy
  Master Fund SPC, on
  behalf of Series F, Multi-
  Strategy Segregated
  Portfolio............                212,000         *                        11,591         *

Franklin and Marshall
  College..............                145,000         *                         7,927         *

Guggenheim Portfolio Co.
  XV, LLC..............                500,000         *                        27,337         *

JMG Triton Offshore
Fund, Ltd..............              1,000,000         *                        54,674         *

KBC Financial Products
  USA Inc..............              5,750,000       5.0%                      314,379       1.12%

Laurel Ridge Capital,
  LP...................              3,000,000       2.61%                     164,024         *

LLT Limited............                144,000         *                         7,873         *

Lyxor Master Fund (c/o
  Forest Investment
  Management LLC)......                724,000         *                        39,584         *

McMahan Securities Co.
  L.P..................              2,850,000       2.48%                     155,822         *

RAM Trading, LTD. .....              1,000,000         *                        54,674         *

RBC Alternative Assets LP
  (c/o Forest Investment
  Management LLC)......                136,000         *                         7,435         *

RCG Latitude Master Fund
  LTD..................              2,100,000       1.83%                     114,816         *

RCG Multi-Strategy A/C,
  LP...................              2,100,000       1.83%                     114,816         *

RCG Multi-Strategy Master
  Fund, LTD............                250,000         *                        13,668         *

Relay 11 Holdings (c/o
  Forest Investment
  Management LLC)......                 76,000         *                         4,155         *

                                       57

                                 Principal
                                 Amount of
                                 Debentures                       Number of Shares of
                                Beneficially                         Common Stock         Percentage of
                               Owned That May    Percentage of      Underlying the        Common Stock
      Name of Selling           Be Sold (in        Debentures     Debentures that May      Outstanding
     Securityholder (1)           dollars)       Outstanding         Be Sold (2)(3)            (4)
--------------------------     ----------------  -------------    -------------------    ---------------

S.A.C. Capital Associates
  LLC..................              4,000,000       3.48%                     218,698         *

Silverback Master,
  LTD..................             15,000,000      13.04%                     820,120       2.87%

Singlehedge U.S.
  Convertible Arbitrage
  Fund.................              1,538,000       1.34%                      84,089         *

Sphinx Convertible
  Arbitrage (c/o Forest
  Investment Management
  LLC).................                 40,000         *                         2,186         *

State Street Bank,
Custodian for GE Pension             1,230,000       1.07%                      67,249         *
Trust..................

Sturgeon Limited.......              1,301,000       1.13%                      71,131         *

Sunrise Partners Limited
  Partnership(5).......              1,000,000         *                        54,674         *

Victus Capital, LP.....              2,000,000       1.74%                     109,349         *

US Bancorp Piper
  Jaffray..............              2,000,000       1.74%                     109,349         *

WPG Convertible Arbitrage
  Overseas Master Fund.                500,000         *                        27,337         *

WPG MSA Convertible
  Arbitrage Fund.......                250,000         *                        13,668         *

Xavex Convertible
  Arbitrage  #5........                300,000         *                        16,402         *

Zurich Master Hedge Fund
  (c/o Forest Investment
  Management LLC)......                240,000         *                        13,121         *
------------------
*Less than 1%

(1)  Also includes any sale of the Debentures and the underlying common stock by pledgees,  donees, transferees or other successors in interest that receive such securities by pledge,  gift,  distribution  or other non-sale  related transfer from the named selling  securityholders.  Information  about other selling  securityholders will be set forth in prospectus  supplements or in other  documents  that we file from time to time  with the  Securities  and
     Exchange  Commission that are incorporated by reference in this prospectus, if required. See "Where You Can Find More Information."

(2)  Assumes conversion of all of the selling  securityholder's  Debentures at a conversion  rate of 54.6747  per $1,000  principal  amount at  maturity  of
     Debentures  and a cash  payment in lieu of the  issuance of any  fractional share interest.  However,  this conversion rate is subject to adjustment as described under "Description of

                                       58

     Debentures-Conversion  Rights." As a result, the number of shares of common stock  issuable upon  conversion of the Debentures may increase or decrease in the future.

(3)  Reflects  rounding down of fractional common stock issuable to each selling securityholder upon conversion of the Debentures.

(4)  Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934 using
     27,715,000  shares of  common  stock  outstanding  as of June 27, 2003.  In calculating this amount,  we treated as outstanding the number of shares of common stock issuable upon  conversion of all of that  particular  holder's
     Debentures.  However,  we did not treat as  outstanding  the  common  stock issuable upon conversion of any other holder's Debentures.

(5)  Sunrise  Partners   Limited   Partnership  has  advised  us  that  it  also
     beneficially owns 9,100 shares of common stock.

                                       59

                              PLAN OF DISTRIBUTION

     The selling  securityholders,  or their  transferees,  donees,  pledgees or others on their  behalf,  will be offering  and  selling  all of the  securities offered and sold under this prospectus.  We will not receive any of the proceeds from the offering of the Debentures or the shares of common stock by the selling securityholders.  In connection with the initial offering of the Debentures,  we entered  into a  registration  rights  agreement  dated March 3, 2003,  with the initial  purchasers  of the  Debentures.  Pursuant  to  that  agreement,  we are registering the Debentures and shares of common stock covered by this prospectus to permit holders to conduct public  secondary  sales of these  securities  from time to time after the date of this  prospectus.  We have  agreed,  among  other things,  to bear all  expenses,  other than  underwriting  discounts and selling commissions,  in connection with the registration and sale of the Debentures and the  shares of common  stock  covered  by this  prospectus.  We  estimate  those expenses to be approximately $125,303.50, excluding expenses associated with the original issuance of the Debentures. Selling securityholders may also resell all or a portion of their Debentures or their common stock in reliance upon Rule 144 or Rule 144A under the Securities Act or any other available exemption, provided they meet the criteria and conform to the requirements of one of these rules.

     The selling securityholders may sell all or a portion of the Debentures and shares of common stock  beneficially  owned by them and offered hereby from time to time:

     o    directly;

     o    through  underwriters,  broker-dealers  or  agents,  who  may  receive compensation in the form of discounts, commissions or concessions from
          the  selling   securityholders  and/or  from  the  purchasers  of  the
          Debentures and shares of common stock for whom they may act as agent;

     o    through the pledge of Debentures or shares of common stock as security for any loans or obligations,  including pledges to brokers or dealers who may from time to time effect  distributions  of the  Debentures or shares of common stock or other  interests in the Debentures or shares of common stock;

     o    through  purchases by a broker or dealer as  principal  and resales by such broker or dealer for its own account pursuant to this prospectus;

     o    through  block  trades in which the broker or dealer so  engaged  will attempt to sell the  Debentures  or shares of common stock as agent or as riskless  principal  but may  position  and resell a portion of the block as principal to facilitate the transaction;

     o    through  exchange  distributions  in accordance  with the rules of the applicable exchange;

     o    in any combination of one or more of these methods;  or

     o    in any other lawful manner.

     The Debentures and the shares of common stock may be sold from time to time in one or more transactions at:

     o    fixed prices, which may be changed;

     o    prevailing market prices at the time of sale;

     o    varying prices determined at the time of sale; or

     o    negotiated prices.

                                       60

     These  prices will be  determined  by the holders of the  securities  or by agreement between these holders and underwriters or dealers who may receive fees or  commissions  in  connection  with the sale.  The  aggregate  proceeds to the selling  securityholders  from the sale of the  Debentures  or  shares of common stock  offered by them hereby will be the purchase  price of the  Debentures  or shares of  common  stock  less  discounts  and  commissions,  if any.  The sales described in the preceding paragraph may be effected in transactions:

     o    on any national  securities exchange or quotation service on which the
          Debentures  or shares  of common  stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the shares of common stock;

     o    in the over-the-counter market;

     o    in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

     o    through the writing of options.

     These  transactions may include crosses.  Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

     To  our  knowledge,   there  are  currently  no  plans,   arrangements   or
understandings   between  any  selling   securityholders  and  any  underwriter,
broker-dealer  or agent  regarding the sale of the  Debentures and the shares of common stock by the selling  securityholders.  Selling  securityholders  may not sell any, or may not sell all, of the  Debentures and the shares of common stock offered by them pursuant to this prospectus.

     The  outstanding  shares of common  stock are listed for trading on the New
York Stock Exchange.

     The selling  securityholders and any broker and any broker-dealers,  agents or  underwriters  that  participate  with  the  selling  securityholders  in the distribution of the Debentures or the shares of common stock may be deemed to be
"underwriters"  within the  meaning of the  Securities  Act.  In this case,  any commissions  received by these  broker-dealers,  agents or underwriters  and any profit on the resale of the  Debentures or the shares of common stock  purchased by them may be deemed to be  underwriting  commissions  or  discounts  under the
Securities Act. In addition, any profits realized by the selling securityholders may be deemed to be underwriting  discounts and commissions under the Securities
Act. To the extent the selling securityholders may be deemed to be underwriters, the selling securityholders may be subject to statutory liabilities,  including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

     Because the selling securityholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities  Act, they will be subject to the prospectus delivery requirements of the Securities Act. At any time a particular offer of the securities is made, a revised prospectus or prospectus  supplement, if required, will be distributed which will disclose:

     o    the  name  of  the  selling   securityholders  and  any  participating
          underwriters, broker-dealers or agents;

     o    the aggregate amount and type of securities being offered;

     o    the price at which the  securities  were sold and other material terms of the offering;

     o    any discounts,  commissions,  concessions or other items  constituting compensation  from  the  selling  securityholders  and any  discounts, commissions  or  concessions  allowed or reallowed or paid to dealers;
          and

     o    that   the   participating   broker-dealers   did  not   conduct   any
          investigation   to  verify  the  information  in  this  prospectus  or
          incorporated in this prospectus by reference.

                                       61

     The prospectus supplement or a post-effective  amendment will be filed with the SEC to reflect the disclosure of additional  information with respect to the distribution of the securities.

     The Debentures  were issued and sold in March 2003 in  transactions  exempt from the registration  requirements of the Securities Act to persons  reasonably believed by the initial  purchasers  to be qualified  institutional  buyers,  as defined in Rule 144A under the  Securities  Act.  Pursuant  to the  registration rights  agreement,  we have agreed to indemnify the initial  purchasers and each selling securityholder,  and each selling securityholder has agreed to indemnify us against specified  liabilities  arising under the Securities Act. The selling securityholders  may also agree to  indemnify  any  broker-dealer  or agent that participates  in  transactions  involving  sales of the securities  against some liabilities, including liabilities that arise under the Securities Act.

     The selling  securityholders  and any other  person  participating  in such distribution  will be  subject  to the  Exchange  Act.  The  Exchange  Act rules include,  without  limitation,  Regulation  M, which may  regulate the timing of purchases and sales of any of the Debentures and the underlying shares of common stock by the selling  securityholders  and any such other  person.  In addition,
Regulation M of the Exchange Act may restrict the ability of any person  engaged in the distribution of the Debentures and the underlying  shares of common stock to engage in market-making  activities with respect to the particular Debentures and the underlying  shares of common stock being  distributed for a period of up to five business days prior to the commencement of distribution. This may affect the  marketability  of the Debentures and the underlying  shares of common stock and the  ability of any person or entity to engage in  market-making  activities with respect to the Debentures and the underlying shares of common stock.

     Under  the  registration  rights  agreement,  we are  obligated  to use our reasonable  best  efforts  to keep the  registration  statement  of  which  this prospectus is a part effective until the earlier of:

     o    two years after the date of filing of this registration statement; or

     o    such  shorter  period,  from the date of  filing  of the  registration statement  until  either (i) the sale  pursuant  to this  registration statement of the registrable  securities or (ii) the expiration of the holding  period  applicable  to the  registrable  securities  held  by holders of the Debentures that are not affiliates of Sierra under Rule
          144(k) under the Securities Act.

     Our obligation to keep the registration  statement to which this prospectus relates effective is subject to specified, permitted exceptions set forth in the registration rights agreement.  In these cases, we may prohibit offers and sales of the  Debentures  and  shares of common  stock  pursuant  to the  registration statement to which this prospectus relates.

     We may  suspend  the use of this  prospectus  if we learn of any event that causes  this  prospectus  to include  an untrue  statement  of a  material  fact required to be stated in the  prospectus or necessary to make the  statements in the prospectus not misleading in light of the  circumstances  then existing.  If this type of event occurs, a prospectus supplement or post-effective  amendment, if required,  will be distributed to each selling  securityholder.  Each selling securityholder  has agreed  not to trade  securities  from the time the  selling securityholder  receives  notice from us of this type of event until the selling securityholder  receives a prospectus supplement or amendment.  This time period will not exceed 90 days in a 360-day period.

     There are no contractual  arrangements  between or among any of the selling securityholders  and  Sierra  with  regard  to the  sale of the  shares,  and no professional  underwriter in its capacity as such will be acting for the selling securityholders.

                                  LEGAL MATTERS

     The  validity  of  the  Debentures  and  the  common  stock  issuable  upon conversion or payment of the  debentures and certain legal matters in connection with this  offering will be passed upon for us by Schreck  Brignone,

                                       62

Las Vegas,  Nevada.  Certain legal matters related to the original  offering and sale of the Debentures  were passed upon for us by Morgan,  Lewis &  Bockius
LLP, New York, New York.

                                     EXPERTS

     The financial  statements  and the related  financial  statement  schedules incorporated in this prospectus by reference from the Company's Annual Report on
Form 10-K for the year ended  December  31,  2002 have been  audited by Deloitte
& Touche LLP, independent  auditors, as stated in their report dated January
29,  2003  (March 14,  2003 as to Notes 6 and 19),  which  report  expresses  an unqualified  opinion and  includes an  explanatory  paragraph on the adoption of
Statement  of  Financial  Accounting  Standard  No.  142,  "Goodwill  and  Other
Intangible Assets", which is incorporated herein by reference,  and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Sierra files annual,  quarterly and special  reports,  proxy statements and other information with the SEC. You can read and copy any materials we file with the  SEC  at  the  SEC's  public  reference  room  at 450  Fifth  Street,  N.W.,
Washington,  D.C. 20549. You can obtain  information  about the operation of the
SEC's public reference room by calling the SEC at  1-800-SEC-0330.  The SEC also maintains a Web site that contains  information we file  electronically with the
SEC, which you can access over the internet at http://www.sec.gov.  You can also obtain  copies  of the  materials  we file  with  the SEC  from  our Web site at
http://www.sierrahealth.com. The information on our Web site is not part of this prospectus.  You can obtain  information about us at the offices of the New York
Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to  "incorporate  by reference"  the  information we file with them,  which means that we can  disclose  important  information  to you by referring you to those documents that we have  previously  filed with the SEC or documents  that  we  will  file  with  the SEC in the  future.  The  information incorporated by reference is considered to be part of this prospectus, and later
information  that  we  file  with  the  SEC  will   automatically   update  this
information.  We incorporate  by reference the documents  listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of this offering. The documents we incorporate by reference are:

     o    our annual report on Form 10-K for the fiscal year ended  December 31,
          2002;

     o    our  quarterly  report on Form 10-Q for the  quarter  ended  March 31,
          2003; and

     o    the  descriptions of our common stock and the related  preferred share purchase rights contained in our Registration  Statements on Forms 8-A filed on March 31, 1994 and July 1, 1994.

     You may  request a copy of any or all of the  documents  referred  to above other than exhibits to such documents that are not specifically  incorporated by reference therein.  Written or telephone requests should be directed to Investor
Relations,  P.O.  Box  15645,  Las Vegas,  Nevada  89114-5645,  telephone  (702)
242-7000.

     If at any time during the two-year  period  following the later of the date of  original  issue of the  Debentures  we are not  subject  to the  information requirements  of Section 13 or 15(d) of the Securities  Exchange Act of 1934, as
amended,  we will  furnish  to holders of  Debentures,  holders of common  stock
issued  upon  conversion   thereof  and  prospective   purchasers   thereof  the
information  required  to be  delivered  pursuant to Rule  144A(d)(4)  under the
Securities Act in order to permit  compliance  with Rule 144A in connection with resales of such Debentures and common stock issued on conversion thereof.

                                       63

                                                                         Annex A

         NOTICE OF PROPOSED TRANSFER PURSUANT TO REGISTRATION STATEMENT

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
MAC N9303-110
Sixth & Marquette
Minneapolis, MN  55479
Attn: Michael Slade

Sierra Health Services, Inc.
2724 North Tenaya Way
Las Vegas, NV  89128
Attn: General Counsel

Re: Sierra Health Services, Inc.
2 1/4% Senior Convertible Debentures due 2023 (the "Debentures")

Dear Sirs:

Please be advised  that [Insert name of  beneficial  owner]  intends to transfer either [Complete the applicable clause and strike out whatever clause (a) or (b)
does  not  apply]  (a)  aggregate  principal  amount  of  the   above-referenced
Debentures  or (b) shares of Sierra  common stock  received  upon  conversion or payment of the above-referenced Debentures pursuant to an effective Registration
Statement on Form S-3 filed by Sierra.

Dated:

Very truly yours,

                                                             (Name)

                                                    By: _____________________
                                                        (Authorized Signature)

                                      A-1

                                                                         Annex B
              NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
MAC N9303-110
Sixth & Marquette
Minneapolis, MN  55479
Attn: Michael Slade

Sierra Health Services, Inc.
2724 North Tenaya Way
Las Vegas, NV  89128
Attn: General Counsel

Re: Sierra Health Services, Inc.
2 1/4% Senior Convertible Debentures due 2023 (the "Debentures")

Dear Sirs:

Please be advised that [Insert name of beneficial owner] has transferred  either
[Complete the applicable  clause and strike out whatever  clause (a) or (b) does not apply] (a) aggregate principal amount of the above-referenced  Debentures or
(b) shares of Sierra  common stock  received  upon  conversion or payment of the above-referenced  Debentures pursuant to an effective  Registration Statement on
Form S-3 filed by Sierra.

We hereby  certify that the  prospectus  delivery  requirements,  if any, of the
Securities   Act  of  1933,   as  amended,   have  been   satisfied,   that  the
above-named-beneficial  owner of the Debentures or related common stock is named as a "Selling Securityholder" in the related prospectus, and that the Debentures transferred are the Debentures  listed in such prospectus  opposite such owner's name, or the shares of common stock  transferred  are the shares of common stock received  upon  conversion  of  the  Debentures,  all  in  accordance  with  the applicable rules and regulations of the Securities Act of 1933.

Dated:

Very truly yours,

                                                             (Name)

                                                    By: _____________________
                                                        (Authorized Signature)

                                      B-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $115,000,000

                          SIERRA HEALTH SERVICES, INC.

                  2 1/4% Senior Convertible Debentures due 2023

                    ----------------------------------------
                                   PROSPECTUS
                    ----------------------------------------

                                ___________, 2003

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses,  other than  underwriting discounts and  commissions,  payable by the  Registrant  in connection  with the offering  described in this  Registration  Statement.  All amounts are estimates except the SEC registration fee.

                                                                    Amount to Be Paid by
                                                                         Registrant

SEC registration fee                                                   $          9,304.00
Transfer agents, trustees and depository's fees and expenses                     12,500.00
Printing fees and expenses                                                        2,000.00
Legal fees and expenses                                                          50,000.00
Accounting fees and expenses                                                     50,000.00
Miscellaneous                                                                     1,500.00
                                                                        ------------------
Total                                                                  $        125,304.00
                                                                        ==================

 The Registrant intends to pay all expenses of registration, issuance and distribution.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of  incorporation  provide that our directors and officers will not be liable to us or our  stockholders for damages for breach of fiduciary duty as a director or officer,  except that such  provision  does not eliminate or limit the  liability  of a director  or an  officer  for (i) acts or  omissions  which involve  intentional  misconduct,  fraud or knowing violation of law or (ii) the payment of distributions in violation of the applicable provisions of the Nevada
Revised Statutes. The Nevada Revised Statutes,  however, provide that a director or an officer  will not be  personally  liable  unless it is proven that (i) the director's  or officer's  acts or omissions  constituted  a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing  violation of the law. The provisions of the Nevada  Revised  Statutes with  respect to limiting  personal  liability  for  directors  and officers are self-executing, and, to the extent our articles of incorporation would be deemed to be inconsistent therewith, the provisions of the Nevada Revised Statutes will control.  Our bylaws provide that directors,  officers and certain other persons may be indemnified to the fullest extent authorized by Nevada law. However,  the
Nevada Revised Statutes provide that  indemnification is only appropriate if (i)
the  director  or officer  is not found to have  breached  his or her  fiduciary duties involving intentional misconduct, fraud or a knowing violation of the law or (ii) the  director  or officer  acted in good faith and in a manner he or she reasonably  believed was in the best  interests  of the  corporation  and,  with respect to any criminal actions,  had no reasonable cause to believe that his or her conduct was unlawful.

                                      II-1

ITEM 16. EXHIBITS

     The  following  exhibits are filed as part of this  registration  statement pursuant to Item 601 of Regulation S-K:

           EXHIBIT
           NUMBER                    DESCRIPTION
           ------                    -----------
             3.1                     Articles  of  Incorporation,   together  with  amendments   thereto  to  date,
                                     incorporated  by reference to Exhibit 4 (b) to the  Registrant's  Registration
                                     Statement on Form S-8 (No. 33-41543) effective July 3, 1991.

             3.2                     Certificate  of  Division  of  Shares  into  Smaller   Denominations  of  the
                                     Registrant, incorporated by reference to Exhibit 3.2 to Registrant's Annual
                                     Report on Form 10-K for the fiscal year ended December 31, 2001.

             3.3                     Amended and Restated  Bylaws of the  Registrant,  as amended through March 21,
                                     2002,  incorporated by reference to Exhibit 3.3 to Registrant's  Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

             3.4                     Certificate   pursuant  to  NRS  Section  78.207   increasing  the  number  of
                                     authorized  shares of common  stock to  60,000,000  pursuant to the  Company's stock  split on May 18,  1998,  incorporated  by  reference  to Exhibit 3.4 to
                                     Registrant's  Annual  Report on Form 10-K for the fiscal  year ended  December
                                     31, 2001.

             4.1                     Rights  Agreement,  dated as of June 14, 1994,  amended as of August 10, 2000, between the Registrant and Wells Fargo Bank Minnesota,  N.A.,  incorporated by reference to Exhibit 4.2 to  Registrant's  Annual  Report on Form 10-K for the
                                     fiscal year ended December 31, 2001.

             4.2                     Rights  Agreement,  dated as of June 14,  1994,  between  the  Registrant  and
                                     Continental  Stock  Transfer & Trust  Company,  incorporated  by  reference to
                                     Exhibit 3.4 to the Registrant's  Registration  Statement on Form S-3 effective
                                     October 11, 1994 (Reg. No. 33-83664).

             4.3                     Specimen  Common Stock  Certificate,  incorporated by reference to Exhibit 4.3 to Registrant's  Annual Report on Form 10-K for the fiscal year ended December
                                     31, 2001.

             4.4                     Indenture, dated as of March 3, 2003, between Sierra Health Services, Inc., and Wells Fargo Bank Minnesota, N.A., as trustee.*

             4.5                     Form of 2 1/4% Senior Convertible Debenture (included in Exhibit 4.4).*

             4.6                     Resale Registration Rights Agreement, dated as of March 3, 2003, among Sierra
                                     Health Services, Inc., Banc of America Securities LLC, Credit Lyonnais
                                     Securities (USA) Inc., and U.S. Bancorp Piper Jaffray Inc.*

             5.1                     Opinion of Morgan, Lewis & Bockius LLP.*

             5.2                     Opinion of Schreck Brignone.*

            12.1                     Statement re Computation of Ratios.*

            23.1                     Consent of Deloitte & Touche LLP.

                                      II-2

            23.2                     Consent of Morgan, Lewis & Bockius LLP. (included in Exhibit 5.1).*

            23.3                     Consent of Schreck Brignone (included in Exhibit 5.2).*

            25.1                     Statement of Eligibility and Qualification under the Trust Indenture Act of
                                     1939 of the Trustee on Form T-1.*

            *Previously filed.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any  prospectus  required  by Section  10(a)(3) of the
               1933 Act;

          (ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement (or the most recent post-effective  amendment thereof) which,  individually or
               in  the  aggregate,   represent  a  fundamental   change  in  the
               information set forth in the  registration  statement;  provided, however,  that  notwithstanding  the  foregoing,  any increase or decrease in volume of  securities  offered  (if the total  dollar value of  securities  offered  would not  exceed  that  which was registered)  and any  deviation  from  the low or high end of the estimated  maximum offering range may be reflected in the form of prospectus filed with the Commission  pursuant to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent no more than a 20% change in the maximum  aggregate  offering  price set forth in the  "Calculation of Registration  Fee" table in the effective registration statement;

          (iii)To include any material  information  with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement  or any  material  change  to such  information  in the registration statement; provided, however, that paragraphs (1)(i)
               and (1)(ii) do not apply if the registration statement is on Form
               S-3,  Form S-8 or Form F-3,  and the  information  required to be included in a  post-effective  amendment by those  paragraphs  is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or 15(d) of the  Securities  Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities
Act of 1933,  each  such  post-effective  amendment  shall be deemed to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The  undersigned   Registrant  hereby  undertakes  that,  for  purposes  of
determining  any liability  under the 1933 Act, each filing of the  Registrant's annual  report  pursuant to section  13(a) or section  15(d) of the Exchange Act
(and, where applicable,  each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to  directors,  officers  and  controlling  persons of the  Registrant pursuant to the  provisions  described  under Item 15 above,  or otherwise,  the

                                      II-3

Registrant  has been advised that in the opinion of the  Securities and Exchange
Commission  such  indemnification  is against  public policy as expressed in the
1933  Act  and is,  therefore,  unenforceable.  In the  event  that a claim  for indemnification  against  such  liabilities  (other  than  the  payment  by  the
Registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  Registrant  in the  successful  defense  of any  action,  suit or proceeding)  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      II-4

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933,  the  Registrant
certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-3 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Las Vegas, State of Nevada on July 7, 2003.

                                    SIERRA HEALTH SERVICES, INC.

                                 By: /s/ Anthony M. Marlon
                                     -------------------------------------------

                                     Anthony M. Marlon, M.D.
                                     Chief Executive Officer and Chairman of the
                                     Board

Pursuant to the  requirements of the Securities Act of 1933,  this  registration statement has been signed by the following  persons in the capacities and on the date or dates indicated.

               Signature                                       Title                              Date
---------------------------------------  -------------------------------------------------   --------------

/s/ Anthony M. Marlon                    Chief Executive Officer and Chairman of the Board   July 7, 2003
------------------------------------     of Directors (Chief Executive Officer)
Anthony M. Marlon, M.D.

/s/ Paul H. Palmer                       Senior Vice President of Finance, Chief Financial
------------------------------------     Officer and Treasurer
Paul H. Palmer                           (Chief Accounting Officer)                          July 7, 2003

/s/ Erin E. MacDonald                    Director                                            July 7, 2003
------------------------------------
Erin E. MacDonald

/s/ Charles L. Ruthe                     Director                                            July 7, 2003
------------------------------------
Charles L. Ruthe

/s/ William J. Raggio                    Director                                            July 7, 2003
------------------------------------
William J. Raggio

                                                              II-5

 /s/ Thomas Y. Hartley                   Director                                            July 7, 2003
------------------------------------
Thomas Y. Hartley

/s/ Albert L. Greene                     Director                                            July 7, 2003
------------------------------------
Albert L. Greene

/s/ Michael E. Luce                      Director                                            July 7, 2003
------------------------------------
Michael E. Luce

/s/ Anthony L. Watson                    Director                                            July 7, 2003
------------------------------------
Anthony L. Watson

*/s/ Paul H. Palmer                                                                          July 7, 2003
------------------------------------
Paul H. Palmer
Attorney-in-Fact

                                                              II-6